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                                                                    EXHIBIT 10.1



                                CREDIT AGREEMENT

                                  BY AND AMONG

                       LEAP WIRELESS INTERNATIONAL, INC.,

                                  AS BORROWER,

                              QUALCOMM INCORPORATED

                       AND THE OTHER LENDERS NAMED HEREIN

                                       AND

                               ABN AMRO BANK N.V.,

                             AS ADMINISTRATIVE AGENT



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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS............................................................................................1

         1.1      Defined Terms...................................................................................1

         1.2      Other Interpretive Provisions..................................................................16

SECTION 2. LOAN FACILITIES.......................................................................................17

         2.1      Investment Capital Loan Commitments............................................................17

         2.2      Working Capital Loan Commitments...............................................................17

         2.3      Permitted Uses of Loan Proceeds................................................................18

         2.4      Types of Loans.................................................................................18

         2.5      Notice and Manner of Making Loans..............................................................18

         2.6      Conversion and Continuation Elections..........................................................20

         2.7      Scheduled Payment of Principal of the Loans....................................................21

         2.8      Interest Rates; Payment of Interest; Commitment Fee; Calculation of Interest and Fees..........21

                  (a)      Base Rate Loans.......................................................................21

                  (b)      Eurodollar Loans......................................................................21

                  (c)      Commitment Fee........................................................................22

                  (d)      Calculation of Interest and Fees......................................................22

         2.9      Payment Procedures.............................................................................22

                  (a)      Payment on Business Days..............................................................22

                  (b)      Place of Payment......................................................................22

                  (c)      Distribution of Payments to Lenders by Administrative Agent...........................23

                  (d)      Default Interest......................................................................23

                  (e)      Application of Payments...............................................................23

                  (f)      Designation of Payment................................................................23

                  (g)      Administrative Agent's Right to Assume Payments Will Be Made By Borrower..............23

         2.10     Prepayments of the Loans; Certain Required Payments; Aggregate Commitment Reduction............23

                  (a)      Voluntary Prepayments; Commitment Reductions..........................................23

                  (b)      Mandatory Prepayments; Aggregate Commitment Reduction.................................24

                           (i)      Investment Capital Loans.....................................................24

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                           (ii)     Working Capital Loans........................................................24

                  (c)      Investment Capital Loans in Excess of Aggregate Investment Capital Loan
                           Commitment; Working Capital Loans in Excess of Aggregate Working Capital Loan
                           Commitment............................................................................25

                  (d)      Breakage Charge.......................................................................25

                  (e)      Application of Prepayments............................................................25

         2.11     Survivability..................................................................................25

         2.12     Promissory Notes...............................................................................25

                  (a)      Investment Capital Notes..............................................................25

                  (b)      The Working Capital Notes.............................................................26

         2.13     Net Payments...................................................................................26

         2.14     Changed Circumstances; Taxes...................................................................27

         2.15     Capital Requirements...........................................................................31

         2.16     Substitution of Lenders........................................................................32

         2.17     Conversion to High Yield Structure.............................................................32

SECTION 3. CONDITIONS OF LENDING.................................................................................33

         3.1      Conditions Precedent to Initial Loans..........................................................33

                  (a)      Notes.................................................................................33

                  (b)      Security Agreement....................................................................33

                  (c)      Financing Statements..................................................................33

                  (d)      Collateral Control Agreements.........................................................33

                  (e)      Securities Pledge Agreement...........................................................33

                  (f)      Opinions of Counsel...................................................................33

                  (g)      No Default; Representations and Warranties............................................33

                  (h)      Officer's Certificate.................................................................33

                  (i)      Corporate Proceedings.................................................................34

                  (j)      Consummation of Distribution and Other Transactions...................................34

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                  (k)      Adverse Change........................................................................34

                  (l)      Consents, Approvals...................................................................34

                  (m)      Organizational Documentation; Etc.....................................................34

                  (n)      Litigation............................................................................34

                  (o)      Board Resolutions.....................................................................35

                  (p)      Incumbency Certificates...............................................................35

                  (q)      Evidence of Insurance.................................................................35

                  (r)      No Violation..........................................................................35

                  (s)      Fee Letter............................................................................35

                  (t)      Administrative Agent's Fee Letter.....................................................35

                  (u)      Business Plan.........................................................................35

                  (v)      Additional Matters, Documents or Information..........................................35

         3.2      Conditions Precedent to All Loans..............................................................36

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................36

         4.1      Representations and Warranties of Borrower.....................................................36

                  (a)      Corporate Organization; Structure.....................................................36

                  (b)      Corporate Power; Authorization; Conflicts.............................................37

                  (c)      Approvals.............................................................................37

                  (d)      Enforceability........................................................................37

                  (e)      Financial Statements/Projections......................................................37

                  (f)      Litigation............................................................................37

                  (g)      Use of Proceeds.......................................................................37

                  (h)      Compliance With Laws, Other Agreements................................................38

                  (i)      Event of Default......................................................................38

                  (j)      Collateral Documents..................................................................38

                  (k)      No Subordination......................................................................38

                  (l)      Subsidiaries..........................................................................38

                  (m)      Taxes.................................................................................38

                  (n)      Ownership and Liens...................................................................39

                  (o)      Indebtedness..........................................................................39
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                  (p)      Accuracy of Information Furnished; Complete Disclosure................................39

                  (q)      No Default............................................................................39

                  (r)      No Burdensome Restrictions............................................................39

                  (s)      ERISA Compliance......................................................................39

                  (t)      Other Regulatory Compliance...........................................................40

                  (u)      Environmental Condition...............................................................40

SECTION 5     COVENANTS OF BORROWER..............................................................................41

         5.1      Affirmative Covenants..........................................................................41

                  (a)      Compliance With Laws, Other Agreements................................................41

                  (b)      Reporting Requirements................................................................41

                  (c)      Insurance.............................................................................43

                  (d)      Taxes and Other Indebtedness..........................................................43

                  (e)      Maintenance of Existence; Conduct of Business.........................................43

                  (f)      Financial Records, Inspection.........................................................44

                  (g)      Use of Proceeds.......................................................................44

                  (h)      Consents, Approvals...................................................................44

                  (i)      Environmental Condition...............................................................44

                  (j)      Renegotiation of Financial Covenants..................................................44

                  (k)      Further Assurances....................................................................44

         5.2      Negative Covenants.............................................................................45

                  (a)      Encumbrances, Liens, Etc..............................................................45

                  (b)      Indebtedness..........................................................................45

                  (c)      Consolidation/Merger/Change of Control................................................45

                  (d)      Disposition of Assets.................................................................45

                  (e)      Investments...........................................................................46

                  (f)      Capital Expenditures..................................................................46

                  (g)      Limitation on Prepayments.............................................................46

                  (h)      Transactions With Affiliates..........................................................46

                  (i)      Dividends; Distributions..............................................................46

                  (j)      Change in Lines of Business...........................................................46

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                  (k)      Modification of the Specified Agreements..............................................47

                  (l)      ERISA Compliance......................................................................47

                  (m)      Other Compliance......................................................................47

         5.3      Financial Covenants............................................................................47

SECTION 6. EVENTS OF DEFAULT.....................................................................................47

         6.1      Events of Default..............................................................................47

         6.2      Remedies.......................................................................................49

         6.3      Unmatured Events of Default....................................................................49

         6.4      Payment of Subordinated Indebtedness...........................................................50

SECTION 7. ADMINISTRATIVE AGENT..................................................................................50

         7.1      Appointment of ABN AMRO Bank N.V. as Administrative Agent......................................50

         7.2      Delegation of Duties by Administrative Agent...................................................50

         7.3      Liability of Administrative Agent..............................................................50

         7.4      Reliance by Administrative Agent...............................................................51

         7.5      Notice of Default..............................................................................51

         7.6      Non-Reliance by Lenders........................................................................52

         7.7      Indemnification................................................................................52

         7.8      Successor Administrative Agent.................................................................53

         7.9      Matters Regarding the Collateral...............................................................53

SECTION 8. MISCELLANEOUS.........................................................................................54

         8.1      Amendments.....................................................................................54

         8.2      Notices, Etc...................................................................................56

         8.3      No Waiver; Remedies............................................................................58

         8.4      Costs, Expenses and Taxes......................................................................58

         8.5      Right of Set-Off...............................................................................58

         8.6      Binding Effect; Assignments; Governing Law.....................................................59

         8.7      Collateral.....................................................................................59

         8.8      Nature of Lenders' Obligations.................................................................59

         8.9      Non-liability of Lenders.......................................................................59

         8.10     Jurisdiction, Venue, Service of Process; Arbitration...........................................60

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                  (a)      Jurisdiction, Venue.................................. 60

                  (b)      Service of Process................................... 60

                  (c)      Waiver of Jury Trial................................. 60

         8.11     Conflict in Credit Documents.................................. 60

         8.12     Maximum Rate.................................................. 60

         8.13     Broker........................................................ 60

         8.14     Indemnification............................................... 60

         8.15     Headings...................................................... 61

         8.16     Counterparts.................................................. 61

         8.17     Survival...................................................... 61

         8.18     Effectiveness................................................. 61

         8.19     Confidentiality............................................... 61

         8.20     Conflict in Credit Documents.................................. 62

         8.21     Entire Agreement.............................................. 62

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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Agreement") is entered into as of September [___], 1998, by and between LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation ("Borrower"), QUALCOMM INCORPORATED, a Delaware corporation ("QUALCOMM"), as a Lender and such other Persons as shall from time to time become Lenders hereunder (collectively, with QUALCOMM, "Lenders"), and ABN AMRO BANK N.V., as Administrative Agent.

                                    RECITALS

         A. QUALCOMM plans to distribute to its stockholders all of the outstanding shares of common stock of Borrower and to transfer certain of QUALCOMM's joint venture and equity interests in various terrestrial-based wireless telecommunications operating companies to Borrower, all as more fully described in the Information Statement (defined below).

         B. In order to help finance its ongoing operations after the completion of the above-described distribution and transfer, Borrower desires to obtain from Lenders certain credit facilities in the aggregate principal amount of up to $265,000,000.
         C. Lenders have agreed to make such credit available to Borrower, but only for the purposes, upon the terms, subject to the conditions, and in reliance on the representations and warranties set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and intending to be legally bound, Borrower, Lenders and Administrative Agent agree as follows:

SECTION 1.    DEFINITIONS.

         1.1 DEFINED TERMS. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the provision referenced following such term:

                  "Administrative Agent" means ABN AMRO Bank N.V. solely when acting in its capacity as Administrative Agent under any of the Credit Documents and any successor Administrative Agent.

                  "Administrative Agent's Fee Letter" means the side letter, by and among Borrower and Administrative Agent, relating to fees payable from time to time from Borrower to Administrative Agent in consideration for the services to be performed by Administrative Agent pursuant to the Credit Documents.

                  "Administrative Agent's Payment Office" means the address for payments set forth on the signature page hereto in relation to the Administrative Agent or such other address as Administrative Agent may from time to time specify in accordance with SECTION 8.2.



                                       1.

                   "Affected Loan" has the meaning set forth in SECTION 2.14(a).

                  "Affiliate" means, with respect to any Person, each other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any pension plan or employee benefit plan); provided, however, that for purposes of this Agreement, neither QUALCOMM nor Borrower shall be deemed to be Affiliates of the other. Except as described in the foregoing proviso, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power (i) to vote fifteen percent (15.0%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managing members or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                   "Aggregate Commitment" means, at any time, an amount equal to the Aggregate Working Capital Loan Commitment plus the Aggregate Investment Capital Loan Commitment.

                  "Aggregate Investment Capital Loan Commitment" means an amount equal to $229,800,000.

                  "Aggregate Working Capital Loan Commitment" means an amount equal to $35,200,000.

                  "Agreement" means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated as hereinafter provided.

                  "Applicable Margin" means, with respect to Base Rate Loans, 4.25%, and, with respect to Eurodollar Loans, 5.25%.

                  "Asset Sale" means the sale, transfer, lease or other disposition to any Person other than Borrower or any of its wholly-owned Subsidiaries of (i) any assets or rights of Borrower, (ii) the stock or assets of any of the Portfolio Investments to the extent the Net Proceeds of such disposition may be legally distributed or paid as a dividend to Borrower without violation of laws or agreements respecting the same and are identified on
SCHEDULE 2.3 to the Disclosure Letter as subject to mandatory prepayment under
Section 2.10(b) or (iii) the sale of any other Pledged Securities; provided, however, that prior to the third anniversary of the date hereof an Asset Sale shall not include any of the foregoing items (i), (ii) or (iii) where (A) the Net Proceeds of such sale, transfer, lease or other disposition have been invested in Investment Grade Securities in which Administrative Agent has a first priority, perfected security interest, (B) Requisite Lenders shall have approved Borrower's proposed reinvestment of such Net Proceeds in "like kind" assets and (C) such Net Proceeds are indeed invested as so proposed within one hundred eighty (180) days after such sale, transfer, lease or other disposition; provided, further, that after the third anniversary of the date hereof an Asset Sale shall not include the sale, transfer, lease or other disposition of inventory and equipment in the ordinary course of business where the Net Proceeds of such sale, transfer, lease or other disposition are reinvested in "like kind" assets used by Borrower or its Subsidiaries in the ordinary course of business of Borrower and its Subsidiaries within one hundred eighty (180) days after such sale, transfer, lease or other disposition.



                                       2.

                  "Base Rate" means the greater of (i) the rate of interest per annum publicly announced by Administrative Agent at its headquarters from time to time as its prime commercial lending rate for U.S. dollar loans, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate and (ii) the Federal Funds Effective Rate plus one-half of one percent (0.50%) (rounded upwards, if necessary, to the next one-eighth of one percent (1/8 of 1%).

                  "Base Rate Investment Capital Loan" means any Investment Capital Loan bearing interest at the Base Rate.

                  "Base Rate Loan" means any Loan bearing interest at the Base Rate.

                  "Borrower" has the meaning set forth in the Preamble hereto.

                   "Borrower Business" means certain of QUALCOMM's joint venture and equity interests in terrestrial-based wireless telecommunications operating companies, together with certain other assets and related liabilities, including significant funding obligations, to be transferred from QUALCOMM to Borrower, all as more fully described in the Separation and Distribution Agreement.

                  "Borrowing Request" has the meaning set forth in SECTION
2.5(a).

                  "Borrowing Request Review Period" has the meaning set forth in
SECTION 2.5(a).

                  "Business Day" means (i) with respect to a Base Rate Loan, any day other than a Saturday, Sunday, or other day on which commercial banks in San Diego, California or New York, New York are authorized or required to close under the laws of the State of California, the laws of the State of New York or the laws of the United States of America and (ii) with respect to a Eurodollar Loan, each of the requirements of the foregoing clause (i) of this definition and also a day on which dealings in Dollars or Dollar deposits are carried on in the London interbank market.

                  "Business Plan" means that certain business plan of Borrower dated as of [____________], which has been approved by Requisite Lenders, as the same may from time to time be revised, amended, updated or otherwise modified with the approval of Requisite Lenders.

                  "Capital Expenditures" means, with respect to any Person for any period, expenditures that are capitalized in accordance with GAAP and, for purposes of this definition, expenditures made during such period for equipment and services financed under sale/leaseback arrangements or under an operating lease.

                  "Capital Lease" means a lease that has been or should be capitalized on the books of the subject lessee in accordance with GAAP.

                  "Change of Control" means a transaction or series of transactions whereby (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities


                                       3.

Exchange Act of 1934), directly or indirectly, of Voting Stock of Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of Borrower; or (ii) during any period of up to 18 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 18-month period were directors of Borrower, together with such directors as are approved by directors who were directors at the beginning of such period, shall cease for any reason to constitute a majority of the board of directors of Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower. Notwithstanding the foregoing, any such transaction or series of transactions involving QUALCOMM or any of its Affiliates shall not constitute a Change of Control.

                  "Closing" means such time as when each and every condition set forth in SECTION 3.1 has been satisfied or waived by each Lender.

                  "Closing Date" means the date on which the Closing occurs.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder.

                  "Collateral" means all Property and interest in Property, and all proceeds thereof, now owned or hereafter acquired by Borrower in or upon which a Lien now or hereafter exists in favor of Lenders or Administrative Agent, whether under this Agreement or under any other document executed Borrower and delivered to Administrative Agent or Lenders.

                  "Collateral Documents" means the Security Agreement, the Securities Pledge Agreement, the Control Agreements and the Financing Statements.

                  "Commitment Fee" means the fee described in SECTION 2.8(c).

                  "Commitment Fee Inception Date" means the later of the Closing Date and the date an assignment under SECTION 8.6 shall occur whereby any Lender other than QUALCOMM or its Subsidiaries shall have ten percent (10%) or more of the Aggregate Commitments.

                  "Commitment Percentage" means, as to any Lender, with reference to the Investment Capital Loans, its Investment Capital Loan Commitment Percentage; and with reference to the Working Capital Loans, its Working Capital Loan Commitment Percentage.

                  "Contingent Obligation" means as to any Person, any guaranty of Indebtedness of any other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement or keep-well or other arrangement of whatever nature having the effect of assuring, indemnifying or holding harmless any Person against loss with respect to any Indebtedness of such other Person; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such contingent obligation is


                                       4.

made, or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

                  "Continuation Date" means any date on which Borrower elects or is deemed to elect to continue a Eurodollar Loan into another Interest Period.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Agreements" has the meaning set forth in SECTION 3.1(d).

                  "Conversion Date" means any date on which Borrower elects or is deemed to elect to convert a Base Rate Loan to a Eurodollar Loan or a Eurodollar Loan to a Base Rate Loan.

                  "Conversion To High Yield Structure" means the conversion described in SECTION 2.16.

                  "Credit Documents" means this Agreement, the Notes, if any, the Collateral Documents and any other agreements, certificates or instruments that may hereafter be executed and delivered in favor of Administrative Agent or one or more Lenders pursuant to this Agreement.

                  "Credit Party" means Borrower and each other party (other than Administrative Agent and Lenders) to a Credit Document.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Default Rate" means an interest rate per annum equal to the rate otherwise then applicable to the Loans plus (i) three percent (3.00%) in the case of any Event of Default due to the failure to pay any principal, interest or other amounts when due (including any failure to make payment required to be made upon the acceleration of any Loans), and (ii) two percent (2.00%) in the case of any Event of Default other than those specified in the immediately preceding clause (i) of this definition.

                  "Disclosure Letter" means the letter designated as such dated [_____________] from Borrower to Administrative Agent.

                  "Disposition Value" means, at any time, with respect to Property, the fair market value thereof, valued at the time of such disposition.

                  "Distribution" means the distribution to QUALCOMM's stockholders of all of the outstanding shares of common stock of Borrower contemplated to occur on or about September 24, 1998, as more fully described in the Information Statement.



                                       5.

                  "Distribution Date" means the date on which the Distribution occurs.

                  "Dollar," "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Equipment Agreement" means that certain Master Agreement Regarding Equipment Procurement dated as of [___________], by and between QUALCOMM and Borrower, including all schedules and exhibits thereto, as the same may from time to time be amended, modified, supplemented or restated.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  "Eurodollar Loan" means any Loan bearing interest at the Eurodollar Rate.

                  "Eurodollar Rate" applicable to any Interest Period for any Loan to be made, continued or converted, means the rate per annum (determined by Administrative Agent and rounded upward, if necessary, to the next higher 1/16 of 1%) at which deposits in Dollars are offered to Administrative Agent by major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period with respect to such Loan in an amount approximately equal to the aggregate principal amount of the Loans subject to such Interest Period and for a period of time comparable to such Interest Period. The determination of the Eurodollar Rate by Administrative Agent shall be conclusive absent manifest error.

                  "Event of Default" means any of the events specified in
SECTION 6.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.



                                       6.

                   "Facility Fee" means those certain fees payable pursuant to the Fee Letter.

                  "Federal Funds Effective Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "Fee Letter" means the side letter relating to the Facility Fee dated as of the date hereof, between Borrower and QUALCOMM.

                  "Final Maturity Date" means, with respect to each of the Investment Capital Loan Facility and the Working Capital Loan Facility, the date which is the last Business Day in September, 2006.

                  "Financial Statements" means, with respect to any fiscal quarter or full fiscal year of Borrower, consolidated and consolidating statements of income and cash flows of Borrower and its Subsidiaries for such fiscal quarter or full fiscal year of Borrower (and, if the end of such period of Borrower is not also the end of Borrower's full fiscal year or first fiscal quarter of its fiscal year, for the elapsed portion of such fiscal year of Borrower), and consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such period of Borrower, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year of Borrower (and, as applicable, the elapsed portion of the preceding fiscal year of Borrower or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year), all prepared in reasonable detail and in accordance with GAAP consistently applied and which shall fairly present in all material respects the financial condition of Borrower and its Subsidiaries.

                  "Financing Statements" means the UCC-1 financing statements duly executed by Borrower, as debtor, in favor of Administrative Agent, for the benefit of Lenders, as secured party, and caused to be filed prior to the Closing Date in the jurisdictions required by Administrative Agent and Lenders.

                  "Fixed Rate Notes" has the meaning set forth in SECTION 2.16.

                  "Form W-8" has the meaning set forth in SECTION
2.14(c)(vii)(B)(1).

                  "Form 1001" has the meaning set forth in SECTION 2.14(c)(vii)(A)(1).

                  "Form 4224" has the meaning set forth in SECTION 2.14(c)(vii)(A)(1).

                  "Funding Date" means each date on or after the Closing Date on which any of Lenders make a Loan hereunder.



                                       7.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                   "Indebtedness" means, as to any Person, (a) all indebtedness of such Person for borrowed money (including, with respect to Borrower, the Obligations), (b) all obligations under Capital Leases of such Person, (c) to the extent of the outstanding Indebtedness thereunder, all obligations of such Person that are evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) all obligations of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business in accordance with customary industry terms), (e) all obligations of such Person of the nature described in clauses (a), (b), (c) or (d), above, and not otherwise included therein which are secured by a Lien on assets of such Person, whether or not such Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to such Lien, (f) all obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) all issued and outstanding letters of credit, performance bonds and similar instruments, (h) all obligations of such Person to a counterparty under any interest rate protection agreement or other hedging arrangement, (i) any security which, by its terms or the happening of any event (excluding a change in control), matures or is mandatorily redeemable or is otherwise exchangeable into debt at the option of the holder thereof, and (j) all Contingent Obligations.

                  "Information Statement" means that Information Statement dated June 30, 1998 and filed by Borrower on Form 10 with the Securities and Exchange Commission, as amended.

                  "Interest Payment Date" means, with respect to any Eurodollar Loan, the last day of each Interest Period applicable to such Loan and, with respect to Base Rate Loans, the last Business Day of each calendar quarter and each date on which a Base Rate Loan is converted into a Eurodollar Loan; provided, however, that if any Interest Period for a Eurodollar Loan exceeds three (3) months, interest shall also be paid on the date which falls three (3) months after the beginning of such Interest Period.

                  "Interest Period" means, with respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one, three or six months thereafter, as Borrower may elect in the applicable Borrowing Request or Notice of Conversion/Continuation; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;



                                       8.

                  (b) any Interest Period applicable to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

                  (c) any Interest Period with respect to a Eurodollar Loan that would otherwise end after the applicable Final Maturity Date shall end on such Final Maturity Date;

                  (d) no Interest Period applicable to any Eurodollar Loan shall include a principal repayment date for such Eurodollar Loan unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Base Rate Loans or other Eurodollar Loans having Interest Periods ending on or before such date;

                  (e) no Interest Period with respect to a Eurodollar Loan may include September 30, 2001 unless such date is either the first or the last date for such Interest Period; and

                  (f) notwithstanding clauses (c) and (d) above, no Interest Period applicable to a Eurodollar Loan shall have a duration of less than one month, and if any Interest Period applicable to such Eurodollar Loan would be for a shorter period, such Interest Period shall not be available hereunder.

                  "Investment" means, as to any Person, any direct or indirect ownership or purchase or other acquisition by such Person of any capital stock, equity interest, obligations or other securities, or a beneficial interest in any capital stock, equity interest, obligations (excluding trade payables to such Person arising in the ordinary course) or other securities of any other Person (including a Subsidiary), or all or substantially all assets used to conduct a business or a line of business, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, or any joint venture or other arrangement involving the sharing of profits or losses from joint business activities, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.

                  "Investment Capital Lender" means any Lender having an Investment Capital Loan Commitment.

                  "Investment Capital Loan" has the meaning set forth in SECTION 2.1.

                  "Investment Capital Loan Commitment" means, with respect to each Lender, the amount set forth in SCHEDULE 1.1 as such Lender's "Investment Capital Loan Commitment," as such amount may be amended from time to time.

                  "Investment Capital Loan Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Investment Capital Loan Commitment divided by the Aggregate Investment Capital Loan Commitment.



                                       9.

                  "Investment Capital Loan Commitment Period" means the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Aggregate Investment Capital Loan Commitment shall terminate as provided herein.

                  "Investment Capital Loan Facility" means the investment capital loan facility, in the amount of $229,800,000 described in SECTION 2 to be provided by Investment Capital Lenders to Borrower according to each Investment Capital Lender's Investment Capital Loan Commitment.

                  "Investment Capital Loan Percentage" means the percentage equivalent of the then aggregate unpaid principal amount of all Investment Capital Loans then outstanding divided by the then aggregate unpaid principal amount of all Loans then outstanding, or if no Loans are then outstanding, the percentage equivalent of the Aggregate Investment Capital Loan Commitment divided by the Aggregate Commitment.

                  "Investment Capital Note" or "Investment Capital Notes" means those promissory notes, if any, referred to in SECTION 2.12(a).

                  "Investment Grade Instruments" means: (a) direct obligations of the government of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States of America, (b) money market funds with assets in excess of $1,000,000,000, (c) certificates of deposit ("CDS"), bankers acceptances, eurodollar CDs or Yankee CDs with (i) U.S. commercial banks with capital of at least $200,000,000 and a senior long-term dollar denominated debt rating of at least "A" by Moody's and S&P or (ii) foreign commercial banks with assets of at least $1,000,000,000 and a Thompson Bankwatch rating of at least TBW-1, (d) eurodollar time deposits with the Nassau or Cayman offshore branches of U.S. commercial banks with capital of at least $200,000,000 and a senior long-term dollar denominated debt rating of at least "A" by Moody's and S&P, (e) commercial paper rated at least "P2" by Moody's and "A2" by S&P, (f) medium term, fixed or floating rate notes issued by U.S. corporations in offerings of at least $100,000,000 with a maximum tenor of five years and a senior long-term dollar denominated debt rating of at least "A" by Moody's and S&P, and (g) repurchase agreements, provided that (w) the market value of the collateral securing any such repurchase agreement must be equal to at least 102% of the repurchase value plus accrued interest, (x) the collateral
(A) has a maturity of three years or less, (B) is issued by the government of the United States of America or any agency or instrumentality thereof or U.S. commercial banks with capital of at least $200,000,000 and a senior long-term dollar denominated debt rating of at least "A" by Moody's and S&P and (C) has pricing information that is available on the Bloomberg Reporting Service, (y) must be executed with primary dealers listed by the New York Federal Reserve Board and rated at least "P1" by Moody's and "A1" by S&P, and (z) such collateral must be delivered to the Borrower's custodian.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.



                                      10.

                  "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, codes, ordinances, rules, regulations and precedents of any court or other governmental agency.

                  "Lender" or "Lenders" has the meaning set forth in the Preamble hereto.

                  "Lending Office" means, with respect to any Lender, the office or offices of such Lender specified as its "Domestic Lending Office" under its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify Borrower and Administrative Agent.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing).

                  "Loan" means an Investment Capital Loan or a Working Capital Loan, and "Loans" means all of such loans, collectively.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business, Properties, results of operations or financial condition or prospects of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to discharge the Obligations in accordance with their terms.

                  "Maturity" means the earlier of (i) the Final Maturity Date and (ii) the date on which (A) the Loans have been accelerated or (B) the Loans have been prepaid in full and the Aggregate Commitment terminated pursuant to this Agreement (including pursuant to a Conversion to High Yield Structure).

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "Net Proceeds" means, with respect to any Asset Sales or any issuance, raising or receipt of new equity or Indebtedness for borrowed money, the gross cash consideration received by such Person from such sale, net of commissions, direct sales costs, normal closing adjustments, taxes attributable to such sale and professional fees and expenses incurred directly in connection therewith, to the extent the foregoing are actually paid (or will be paid, provided that such amounts have been accrued in accordance with GAAP and will be paid within one year of the date of the closing of such sale of assets or issuance and sale of common stock or other equity of Borrower in connection with such sale).

                  "Non-Bank Lender Tax Certificate" has the meaning set forth in
SECTION 2.14(c)(vii)(B)(1).



                                      11.

                  "Note" means an Investment Capital Note, if any, or a Working Capital Note, if any, and "Notes" means all of such notes, collectively.

                  "Notice of Conversion/Continuation" means a notice given by Borrower to Administrative Agent in accordance with SECTION 2.6(b), substantially in the form of EXHIBIT C, with appropriate insertions.

                  "Obligations" means, collectively, all Indebtedness, principal, interest, fees, expenses of Administrative Agent and Lenders (including fees, costs or expenses (other than attorneys' fees and costs) incurred in connection with the preparation, negotiation, administration and enforcement of the Credit Documents; and Administrative Agent's and any Lender's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Credit Documents, whether or not suit is brought) and other amounts owed to Administrative Agent or any Lender by any Credit Party pursuant to this Agreement, the Credit Documents or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an insolvency proceeding (including any proceeding commenced by or against any Credit Party under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with any Credit Party's creditors, or proceedings seeking reorganization, arrangement or other relief) and including any Indebtedness, liability or obligation owing from any Credit Party to others that Administrative Agent or any Lender may have obtained by assignment or otherwise.

                  "Operating Lease" means, as applied to any Person, any lease (including leases which may be terminated by the lessee at any time) of any Property which is not a Capital Lease other than any such lease under which that Person is lessor.

                  "Other Taxes" has the meaning set forth in SECTION
2.14(c)(ii).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Indebtedness" has the meaning set forth in SECTION 5.2(b).

                  "Permitted Liens" means: (i) Liens for taxes and assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty; (ii) Liens of carriers, warehousemen, mechanics, materialmen, landlords, suppliers and lessors incurred in the ordinary course of business for sums that are not overdue or that are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien, and for which adequate reserves (in the good faith judgment of Borrower) have been established; (iii) Liens


                                      12.

created to secure the payment of the purchase price of assets or Indebtedness incurred solely for the purpose of financing or refinancing such purchase price of assets (including a purchase by conditional sales agreements and other title retention agreements, but not including Liens securing Capital Leases) on which the Lien is created, provided that the aggregate amount secured thereby does not exceed the value of the assets purchased at any one time outstanding and any such Lien attaches only to the asset or assets so purchased; (iv) Liens securing appeal and surety bonds (to the extent such Indebtedness is otherwise not prohibited hereby); (v) Liens securing statutory obligations and performance obligations under bid bonds, contracts or leases; (vi) Liens on Investment Grade Instruments to the extent required under the terms of Permitted Indebtedness as reserves for the payment of principal and interest on such Permitted Indebtedness; and (vii) other ordinary course Liens which do not materially interfere with the operation of the business of Borrower, including easements.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors or maintains or to which Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pledged Securities" means the equity or debt securities of the Portfolio Investments held by Borrower and its Subsidiaries as to which an affirmative pledge is required as set forth in Schedule 2.3 to the Disclosure Letter now or hereafter issued, and each other certificate or instrument representing or evidencing Investments (other than Investment Grade Instruments) owned directly by Borrower, all of which shall, pursuant to the Securities Pledge Agreement, be delivered to Administrative Agent on behalf of Lenders as collateral for the Obligations under this Agreement.

                  "Portfolio Investments" means any or all of the Persons listed on SCHEDULE 2.3 to the Disclosure Letter.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

                   "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirements of Law" means, as to any Person, the certificate or articles of incorporation and bylaws or other organizational or governing documents of such Person, and any Law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which or by which such Person or any of its Property is subject.

                  "Requisite Investment Capital Lenders" means, at any time, Investment Capital Lenders then holding more than fifty-one percent (51%) of the then aggregate unpaid principal amount of all Investment Capital Loans then outstanding or, if no Investment Capital Loans are



                                      13.

then outstanding, Investment Capital Lenders then having more than fifty-one percent (51%) of the Aggregate Investment Capital Loan Commitment.

                   "Requisite Lenders" means, at any time, Lenders then holding more than fifty-one percent (51%) of the then aggregate unpaid principal amount of all Loans then outstanding or, if no Loans are then outstanding, Lenders then having more than fifty-one percent (51%) of the Aggregate Commitment.

                  "Requisite Working Capital Lenders" means, at any time, Working Capital Lenders then holding more than fifty-one percent (51%) of the then aggregate unpaid principal amount of all Working Capital Loans then outstanding or, if no Working Capital Loans are then outstanding, Working Capital Lenders then having more than fifty-one percent (51%) of the Aggregate Working Capital Loan Commitment.

                   "Reserve Percentage" means the reserve percentage applicable to an Interest Period (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100 of 1%) in effect on the date the Eurodollar Rate for such Interest Period is determined under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any basic, supplemental, emergency or marginal reserve requirement) with respect to "eurocurrency liabilities" (as defined under such regulations) having a term comparable to such Interest Period.

                  "Responsible Officer" means any of the president, chief financial officer or treasurer of Borrower.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Securities Pledge Agreement" means the Securities Pledge Agreement substantially in the form of EXHIBIT F, to be entered into by Borrower as pledgor in favor of Administrative Agent, on behalf of Lenders, as pledgee, which shall be acceptable to Administrative Agent and Lenders and adequate to give to Administrative Agent, on behalf of Lenders, a first priority perfected security interest in all of the Pledged Securities, including all schedules and exhibits thereto, in each case as the same from time to time may be amended, modified, supplemented or restated.

                  "Security Agreement" means each of the Security Agreement, substantially in the form of EXHIBIT E, to be entered into by Borrower, as grantor, and Administrative Agent, on behalf of Lenders, as secured party, and any required consent agreements pertaining to the grant to Administrative Agent, on behalf of Lenders, of any collateral, in each case satisfactory to Administrative Agent and Lenders, including all schedules and exhibits thereto, in each case as the same from time to time may be amended, modified, supplemented or restated.

                  "Separation and Distribution Agreement" means that certain Separation and Distribution Agreement, dated as of [_____________], by and between QUALCOMM and Borrower, including all schedules and exhibits thereto, as the same may from time to time be amended, modified, supplemented or restated.



                                      14.

                  "Specified Agreements" means the Separation and Distribution Agreement, the Equipment Agreement and the Tax Agreement, each dated as of [_____________], by and between QUALCOMM and Borrower, including all schedules and exhibits thereto, as the same may from time to time be amended, modified, supplemented or restated.

                   "Subordinated Indebtedness" means unsecured Indebtedness of Borrower the payment of the principal of and interest on which and any other obligations of Borrower in respect thereof is subordinated to the payment of the principal of and interest (including post-petition interest) on the Loans and all other obligations and liabilities of Borrower to Lenders and Administrative Agent hereunder and having terms and conditions first approved in writing by Requisite Lenders.
                  "Subsidiary" means, as to any Person, an entity of which a majority of the shares of stock (or similar equity interests) having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) are at the time owned or controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

                  "Taxes" has the meaning set forth in SECTION 2.14(c)(i).

                  "Termination Date" means September 30, 2000.

                  "Total Capitalization" means, as of any date, determined for Borrower on an unconsolidated basis, the sum of (a) Total Debt, (b) the amount designated by QUALCOMM on the Closing Date as the value of QUALCOMM's contribution of assets to Borrower in exchange for the issuance of Borrower's equity securities, (c) the Net Proceeds received by Borrower from any subsequent issuance of Borrower's equity securities and (d) gains (net of any losses) from assets sales.

                  "Total Debt" means, as of any date, determined for Borrower on an unconsolidated basis the sum (without duplication) of (a) all principal and interest expense owing under this Agreement, (b) any obligation for borrowed money, including Subordinated Indebtedness and indebtedness convertible into equity securities, (c) any security issued by Borrower for cash consideration which, by its terms or the happening of any event (excluding a change in control), matures or is mandatorily redeemable or is otherwise exchangeable into debt at the option of the holder thereof or is redeemable by the holder thereof, but only to the extent of amounts which mature, are redeemable or are exchangeable prior to two years after the Final Maturity Date, (d) any obligation evidenced by a bond, indenture, note or other similar instrument, (e) any obligation to pay the deferred purchase price of Property or services, (f) any obligation to purchase securities or other Property, (g) any contractual obligation, contingent or otherwise, including obligations to reimburse any other Person in respect of amounts paid under a letter of credit or performance or other bond issued by such other Person, (h) any obligation of others secured by a Lien on any asset of Borrower or its Subsidiaries (provided, that such there is no recourse to Borrower or such Subsidiary), but only to the extent of the fair market value of the assets so subject to such Lien and (i) any Indebtedness of others guaranteed by Borrower or its Subsidiaries.



                                      15.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Working Capital Lender" means any Lender having a Working Capital Loan Commitment.

                  "Working Capital Loan" has the meaning set forth in SECTION
2.2.

                  "Working Capital Loan Commitment" means, with respect to each Lender, the amount, if any, set forth in SCHEDULE 1.1 as such Lender's "Working Capital Loan Commitment," as such amount may be amended from time to time.

                  "Working Capital Loan Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Working Capital Loan Commitment, if any, divided by the Aggregate Working Capital Loan Commitment.

                  "Working Capital Loan Commitment Period" means the period from and including the Closing Date to and including the Termination Date or such earlier date on which the Aggregate Working Capital Loan Commitment shall terminate as provided herein.

                  "Working Capital Loan Facility" means the $35,200,000 Working Capital Loan facility described in SECTION 2 to be provided by Working Capital Lenders to Borrower according to each Working Capital Lender's Working Capital Loan Commitment.

                  "Working Capital Loan Percentage" means the percentage equivalent of the then aggregate unpaid principal amount of all Working Capital Loans then outstanding divided by the then aggregate unpaid principal amount of all Loans then outstanding, or if no Loans are then outstanding, the percentage equivalent of the Aggregate Working Capital Loan Commitment divided by the Aggregate Commitment.

                  "Working Capital Note" or "Working Capital Notes" means those promissory notes, if any, referred to in SECTION 2.12(b).

         1.2  OTHER INTERPRETIVE PROVISIONS.

                  (a) All terms defined in this Agreement shall have their defined meanings when used in the other Credit Documents and any certificate or other document made or delivered pursuant hereto, unless the context clearly indicates otherwise.

                  (b) As used in this Agreement, the other Credit Documents, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in SECTION 1.1, and accounting terms partly defined in


                                      16.

SECTION 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. If any changes in GAAP from time to time hereafter ("GAAP Changes") occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of any of the financial covenants, standards or other terms or conditions found in this Agreement, the parties hereto agree to enter into negotiations to amend such provisions so as to reflect equitably such GAAP Changes with the desired result that the criteria for evaluating the financial condition and performance of Borrower shall be the same after such GAAP Changes as if such GAAP Changes had not been made.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. The term "including" is not limiting and means "including, without limitation," and "including, but not limited to."

                  (d) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.



SECTION 2.    LOAN FACILITIES.

         2.1 INVESTMENT CAPITAL LOAN COMMITMENTS. Upon the terms, subject to the conditions and in reliance upon the representations and warranties of Borrower set forth in this Agreement and in the other Credit Documents, each Investment Capital Lender, severally agrees, in accordance with this SECTION 2, to make loans to Borrower (an "Investment Capital Loan" and collectively, the "Investment Capital Loans"), in such Lender's Investment Capital Loan Commitment Percentage of such aggregate amounts from time to time, from the Closing Date to and including the Termination Date, which amounts shall be borrowed and repaid subject to the limitations set forth herein. Investment Capital Loans borrowed and repaid during the Investment Capital Loan Commitment Period may not be re-borrowed. At no time shall the aggregate amount of outstanding Investment Capital Loans exceed the Aggregate Investment Capital Loan Commitment. Each calculation of the amount of an outstanding Investment Capital Loan under this Agreement shall be made by excluding any amount of capitalized interest added to the Loans pursuant to SECTION 2.8.

         2.2 WORKING CAPITAL LOAN COMMITMENTS. Upon the terms, subject to the conditions and in reliance upon the representations and warranties of Borrower set forth in this Agreement and in the other Credit Documents, each Working Capital Lender severally agrees, in accordance with this SECTION 2, to make Working Capital Loans to Borrower (a "Working Capital Loan and collectively, the "Working Capital Loans"), in such Lender's Working Capital Loan Commitment Percentage of each borrowing of Working Capital Loans from time to time during the Working Capital Loan Commitment Period on a revolving basis in an aggregate



                                      17.

principal amount outstanding not to exceed at any one time such Lender's Working Capital Loan Commitment, as more fully set forth in this SECTION 2. At no time shall the aggregate amount of outstanding Working Capital Loans (computed by excluding any amount of capitalized interest added to the Loans pursuant to
SECTION 2.8) exceed the Aggregate Working Capital Loan Commitment. Each calculation of the amount of an outstanding Working Capital Loan under this Agreement shall be made by excluding any amount of capitalized interest added to the Loans pursuant to SECTION 2.8.

         2.3 PERMITTED USES OF LOAN PROCEEDS. Borrower shall (i) use the Investment Capital Loan proceeds solely to make Portfolio Investments in accordance with the Business Plan, and in the amounts not exceeding the amounts, set forth on SCHEDULE 2.3 to the Disclosure Letter and (ii) use the Working Capital Loan proceeds solely to meet the normal working capital and operating expenses of Borrower and overhead in accordance with, and not exceeding amounts budgeted in, the Business Plan, but excluding, among other things, strategic capital investments in wireless operators and acquisitions of telecommunications licenses.

         2.4 TYPES OF LOANS. Each Investment Capital Loan or Working Capital Loan shall, in accordance with the terms of this Agreement, be in the form of either a Base Rate Loan or a Eurodollar Loan; provided, however, that, notwithstanding anything to the contrary herein, each initial borrowing of Investment Capital Loans or Working Capital Loans pursuant to SECTION 2.5 shall be comprised solely of Base Rate Loans until the first day of the calendar month next succeeding the effective date of such initial borrowing of such Loans. At no time may Borrower maintain Eurodollar Loans in more than five (5) separate Interest Periods.

         2.5  NOTICE AND MANNER OF MAKING LOANS.

                  (a) BORROWING REQUESTS. Whenever Borrower desires to obtain a borrowing of Investment Capital Loans or Working Capital Loans, as applicable, (provided that Borrower may not request more than two borrowings of Working Capital Loans during any calendar month) Borrower shall deliver by electronic facsimile transmission: (A) to each of Administrative Agent and QUALCOMM, written notice specifying (1) whether such borrowing is to be a borrowing of Investment Capital Loans or Working Capital Loans, (2) the amount of such borrowing of Loans and (3) the requested Funding Date for such borrowing of Loans, which notice shall be in the form of EXHIBIT B (a "Borrowing Request"); and (B) to QUALCOMM, a complete and current copy of the most recent budget in Borrower's Business Plan (unless previously provided) and all other correct and complete supporting documentary information necessary to evidence compliance with SECTION 2.3; provided, however, that such Borrowing Request, budget, and supporting documentary information pertaining thereto shall be delivered to Administrative Agent or QUALCOMM (as applicable) no later than five (5) Business Days prior to the requested Funding Date for such borrowing. After the date on which QUALCOMM receives each Borrowing Request and the accompanying budget and other supporting documentary information, QUALCOMM shall have four (4) Business Days (the "Borrowing Request Review Period") during which to examine such budget and other supporting documentary information to confirm that the intended use of the requested Loans is consistent with the permitted uses set forth in SECTION
2.3. QUALCOMM shall, by the end of business on the final Business Day of the Borrowing Request Review Period, advise Administrative Agent in writing whether the condition set forth in the preceding sentence has been satisfied and, provided



                                      18.

that such condition has been satisfied and the making of such borrowing of Investment Capital Loans or Working Capital Loans, as applicable, would not otherwise contravene this Agreement, such Loan shall be advanced to Borrower on the requested Funding Date.

                  (b) DISBURSEMENT OF LOANS. Administrative Agent shall promptly notify each Investment Capital Lender (in the case of borrowings of Investment Capital Loans) or Working Capital Lender (in the case of borrowings of Working Capital Loans), as applicable, as to the content of each such Borrowing Request and whether or not QUALCOMM has advised Administrative Agent that the condition set forth in the second sentence of SECTION 2.5(a) has been satisfied and that the making of the borrowing of Investment Capital Loans or Working Capital Loans, as applicable, would not otherwise contravene this Agreement. Provided that QUALCOMM has advised Administrative Agent in writing that the conditions set forth in the second sentence of SECTION 2.5(a) have been satisfied and that the making of such Loans would not otherwise contravene this Agreement, and provided, further, that Borrower shall have complied with SECTION 2.5(d), if applicable, Investment Capital Lenders (in the case of a borrowing of Investment Capital Loans) or Working Capital Lenders (in the case of a borrowing of Working Capital Loans), as applicable, shall disburse to Administrative Agent's Payment Office in immediately available funds by 12:00 noon New York time on the requested funding date an amount equal to their respective Working Capital Loan Commitment Percentages or Investment Capital Loan Commitment Percentages, as applicable, multiplied by the amount of the borrowing of such Loans requested in such Borrowing Request, and Administrative Agent shall promptly disburse the aggregate of such amounts in immediately available funds to the deposit account designated by written notice delivered from Borrower to Administrative Agent from time to time in accordance with SECTION 8.2.

                  (c) ADMINISTRATIVE AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR LOANS. Unless Administrative Agent shall have been notified by any Investment Capital Lender (in the case of a borrowing of Investment Capital Loans) or any Working Capital Lender (in the case of a borrowing of Working Capital Loans), as applicable, no later than the Business Day prior to the respective Funding Date for such borrowing of Loans that such Lender does not intend to make available to Administrative Agent immediately available funds equal to such Lender's Commitment Percentage of the total principal amount of such borrowing of such Loans, Administrative Agent may (in its sole and absolute discretion) assume that such Lender has advanced funds in the amount of such Lender's Commitment Percentage of such borrowing of such Loans to Administrative Agent on the applicable Funding Date and Administrative Agent may, in reliance upon such assumption, make available to Borrower corresponding funds. Administrative Agent agrees to give prompt notice to Borrower in the event it advances funds on behalf of a Lender under this SECTION 2.5(c); provided that failure to give such notice shall in no way limit, restrict or otherwise affect Borrower's obligations or Administrative Agent's or any Lender's rights or remedies under this Agreement and the other Credit Documents. If Administrative Agent has made funds available to Borrower based on such assumption and such Loan is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover the corresponding amount of such Loan on demand from such Lender. If such Lender does not promptly pay such corresponding amount upon Administrative Agent's demand, Administrative Agent shall notify Borrower and Borrower shall repay such Loan to Administrative Agent, together with accrued interest thereon. Administrative Agent also shall be entitled to recover from such Lender interest on such Loan in respect of each day from


                                      19.

the date such Loan was made by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent at the Federal Funds Rate.

                  (d) BORROWINGS IN EXCESS OF $20,000,000 IN ANY 30 DAY PERIOD. Notwithstanding anything in this Agreement to the contrary, Lenders shall have no obligation to advance an Investment Capital Loan to Borrower if the aggregate of all Investment Capital Loans made within the thirty (30) day period prior to the making of such Investment Capital Loan together with all Investment Capital Loans made concurrently therewith shall exceed $20,000,000 unless Administrative Agent shall have received a Borrowing Request in respect of such Investment Capital Loan at least thirty (30) days prior to the requested Funding Date set forth in such Borrowing Request. In the event at any time prior to the Commitment Fee Inception Date the funding requested in the Borrowing Request shall not be made on the Funding Date specified therein for any reason other than the failure of Administrative Agent or any Lender to make funding available on the terms provided herein, then Borrower shall reimburse to each Lender it costs and expenses incurred in making such funding available to Borrower, such amount to be determined in the good faith judgment of each Lender and paid to each Lender within five (5) Business Days of such Lender's notice to Borrower requesting reimbursement of the same.

         2.6  CONVERSION AND CONTINUATION ELECTIONS.

                  (a) Borrower may, upon irrevocable written notice to Administrative Agent:

                           (i) elect to convert on any Business Day, Base Rate
Loans in an amount equal to $1,000,000 (or any integral multiple of $100,000 in excess thereof) into Eurodollar Loans; or

                           (ii) elect to convert on any Interest Payment Date
any Eurodollar Loans maturing on such Interest Payment Date (or any part thereof) into Base Rate Loans; or

                           (iii) elect to continue on any Interest Payment Date
any Eurodollar Loans maturing on such Interest Payment Date (or any part thereof in an amount equal to $1,000,000 or any integral multiple of $100,000 in excess thereof) as Eurodollar Loans;

provided, that if the aggregate amount of Eurodollar Investment Capital Loans or Eurodollar Working Capital Loans shall have been reduced by payment, prepayment, or conversion of any part thereof, to be less than $1,000,000, such Eurodollar Loans shall automatically convert into Base Rate Loans, and on and after such date the right of Borrower to continue such Loans as, and convert such Loans into, Eurodollar Loans shall terminate.

                  (b) Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent by facsimile to be received by Administrative Agent prior to 1:00 p.m. New York time at least (i) prior to the Commitment Fee Inception Date, 4 Business Days in advance of the Conversion Date or Continuation Date, and on or after the Commitment Fee Inception Date, 3 Business Days in advance of the Conversion Date or Continuation Date, if any Loans are to be converted into or continued as Eurodollar Loans; and (ii) one Business Day in advance of the Conversion Date or Continuation Date, if any Loans are to be converted into Base Rate Loans; specifying: (A) the proposed Conversion Date or Continuation Date; (B) the


                                      20.

aggregate amount of Loans to be converted or continued; (C) whether the proposed conversion, if any, is a conversion from Eurodollar Loans to Base Rate Loans or from Base Rate Loans to Eurodollar Loans; and (D) the duration of the requested Interest Period (subject to the provisions of the definition of "Interest Period").

                  (c) If, prior to the Commitment Fee Inception Date, Administrative Agent does not receive a duly completed Notice of Conversion/Continuation within the time limits specified in SECTION 2.6(b), Borrower shall be deemed to have elected to convert or continue such Loans in whole into or as Eurodollar Loans with an Interest Period of three months on the last day of the then current Interest Period with respect thereto. If, on or after the Commitment Fee Inception Date, Administrative Agent does not receive a duly completed Notice of Conversion/Continuation within the time limits specified in SECTION 2.6(b), Borrower shall be deemed to have elected to convert or continue such Loans in whole into or as Base Rate Loans on the last day of the then current Interest Period with respect thereto. Notwithstanding anything to the contrary herein, any and all Eurodollar Loans shall be converted in whole into Base Rate Loans on the last day of the then existing Interest Period with respect thereto if Administrative Agent shall have received notice from Borrower or a Lender that an Event of Default exists.

                  (d) Notwithstanding the foregoing, Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the applicable Final Maturity Date.

         2.7 SCHEDULED PAYMENT OF PRINCIPAL OF THE LOANS. The aggregate principal amount of the outstanding Investment Capital Loans and the Working Capital Loans, together with accrued and unpaid interest thereon and other amounts owing to Administrative Agent, Investment Capital Lenders and Working Capital Lenders in accordance with this Agreement, shall be due and payable in full at Maturity.

         2.8 INTEREST RATES; PAYMENT OF INTEREST; COMMITMENT FEE; CALCULATION OF INTEREST AND FEES.

                  (a) BASE RATE LOANS. Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin, which rate shall change as of the Business Day next succeeding any change in the Base Rate. Unless Borrower shall have paid such interest to Administrative Agent for the account of Lenders on or prior to the Interest Payment Date, such interest shall automatically, without any action or notice, on each Interest Payment Date occurring during the period from the Closing Date through and including the earlier of (i) the Interest Payment Date which ends on the calendar quarter ending on September 30, 2001 and (ii) Maturity, be added to the outstanding principal amount of the Investment Capital Loans (in the case of interest accrued in respect of the Investment Capital Loans) or the Working Capital Loans (in the case of interest accrued in respect of the Working Capital Loans), as applicable, as a new Base Rate Loan. Thereafter, such interest shall be payable on each Interest Payment Date and at Maturity.

                  (b) EURODOLLAR LOANS. Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin. Unless Borrower shall have


                                      21.

paid such interest to Administrative Agent for the account of Lenders on or prior to the Interest Payment Date, such interest shall automatically, without any action or notice, on each Interest Payment Date occurring during the period from the Closing Date through and including the earlier of (i) the Interest Payment Date which ends on the calendar quarter ending on September 30, 2001 and
(ii) Maturity, be added to the outstanding principal amount of the Investment Capital Loans (in the case of interest accrued in respect of the Investment Capital Loans) or the Working Capital Loans (in the case of interest accrued in respect of the Working Capital Loans), as applicable, as a new Base Rate Loan. Thereafter, such interest shall be payable for such Interest Period on each Interest Payment Date and at Maturity.

                  (c) COMMITMENT FEE. Commencing on the Commitment Fee Inception Date, Borrower shall from time to time pay to Administrative Agent, (i) for the ratable benefit of Investment Capital Lenders, a commitment fee equal to one-half of one percent (0.50%) per annum on the average daily amount of the unutilized portion of the Aggregate Investment Capital Loan Commitment during each calendar quarter or portion thereof and (ii) for the ratable benefit of Working Capital Lenders, a commitment fee equal to one-half of one percent (0.50%) per annum on the average daily amount of the unutilized portion of the Aggregate Working Capital Loan Commitment during each calendar quarter or portion thereof. Commitment fees shall be payable on the last Business Day in each calendar quarter.

                  (d) CALCULATION OF INTEREST AND FEES. Interest on the Loans and the Commitment Fee shall be computed on the basis of a 360-day year for all Eurodollar Loans and fees, and a 365/366-day year for all Base Rate Loans, in each case for the actual number of days elapsed. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if any Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan. Each change in the interest rate of the Base Rate Loans based on changes in the Base Rate shall be effective on the effective date of such change and to the extent of such change. Administrative Agent shall give Borrower prompt written notice of any such change in the Base Rate; provided, however, that any failure by Administrative Agent to provide Borrower with notice hereunder shall not affect Lenders' right to make changes in the interest rate of the Base Rate Loans based on changes in the Base Rate.

         2.9  PAYMENT PROCEDURES.

                  (a) PAYMENT ON BUSINESS DAYS. Whenever any payment due under this Agreement shall fall due on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day (subject, however, to SUBSECTION (a) of the definition of the term "Interest Period") and such payment shall be made on such Business Day, and such extension of time shall be included in the computation of interest.

                  (b) PLACE OF PAYMENT. Borrower shall make all payments and prepayments under this Agreement of the principal of and interest on the Loans and the Commitment Fee to the Administrative Agent's Payment Office, in lawful money of the United States and in immediately available funds no later than 1:00 p.m., New York time, on the date of payment (which must be a Business Day). All payments received after 1:00 p.m., New York time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day.



                                      22.

After the occurrence and during the continuance of an Event of Default, Borrower authorizes Lenders to charge from time to time against any or all of Borrower's deposits maintained with Lenders any amount payable by Borrower hereunder not paid when due. Each Lender shall promptly notify Administrative Agent of each such charge and pay over the same to Administrative Agent for application in accordance with this Agreement

                  (c) DISTRIBUTION OF PAYMENTS TO LENDERS BY ADMINISTRATIVE AGENT. Upon receipt of any payment or prepayment of the Commitment Fee, or the principal of and interest on the Investment Capital Loans or the Working Capital Loans by or on behalf of Borrower, Administrative Agent shall promptly pay over to each Lender at its Lending Office its Investment Capital Loan Commitment Percentage or Working Capital Loan Commitment Percentage, as applicable, interest in like funds in the sum received.

                  (d) DEFAULT INTEREST. Upon the occurrence of an Event of Default and so long as any Event of Default shall be continuing, including after acceleration (whether before or after entry of judgment), Borrower shall, at the option of Requisite Lenders, pay interest on the principal amount of each Loan then outstanding at the Default Rate.

                  (e) APPLICATION OF PAYMENTS. Except as specifically set forth herein, all payments under this Agreement shall be credited first to all fees and other expenses then due to Administrative Agent, next to all fees and other expenses then due to Lenders, next to all interest then due, and lastly to all principal then due.

                  (f) DESIGNATION OF PAYMENT. When making a payment under this Agreement, Borrower shall clearly specify which Loan, fee or expense such payment relates to and the nature of the payment.

                  (g) ADMINISTRATIVE AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY BORROWER. Unless Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, Administrative Agent may (in its sole and absolute discretion) assume that Borrower has remitted such payment when so due and Administrative Agent may (in its sole and absolute discretion) and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's Investment Capital Loan Commitment Percentage or Working Capital Loan Commitment Percentage, as applicable, of such assumed payment. If Borrower has not in fact remitted such payment to Administrative Agent, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each date from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent, at the Federal Funds Rate.

         2.10 PREPAYMENTS OF THE LOANS; CERTAIN REQUIRED PAYMENTS; AGGREGATE COMMITMENT REDUCTION.

                  (a) VOLUNTARY PREPAYMENTS; COMMITMENT REDUCTIONS. Subject to
SECTION 2.10(d), Investment Capital Loans or Working Capital Loans may be prepaid at any time, without premium or penalty, (1) in the case of Eurodollar upon three (3) Business Days' notice,


                                      23.

and (2) in the case of Base Rate Loans, upon one (1) Business Days' notice; provided, however, that any such prepayment (i) shall be in the minimum principal amount of $1,000,000, (ii) any interest accrued on the amounts so prepaid to the date of such payment shall be paid at the time of any such payment, and (iii) with respect to the prepayment of Investment Capital Loan shall, if made during the Investment Capital Loan Commitment Period, cause the Aggregate Investment Capital Loan Commitment to be permanently reduced by the amount of such prepayment.

                  (b) MANDATORY PREPAYMENTS; AGGREGATE COMMITMENT REDUCTION.

                           (i)      INVESTMENT CAPITAL LOANS. Net Proceeds
related to Asset Sales shall be paid by Borrower to Administrative Agent within two (2) Business Days to be applied as a permanent prepayment of the principal amount of the Investment Capital Loans then outstanding in an amount equal to
(x) the Investment Capital Loan Percentage multiplied by (y) 25% of such Net Proceeds if such Asset Sale occurs on or after the third anniversary and prior to the fifth anniversary of the date hereof, and 50% of such Net Proceeds if such Asset Sale occurs on or after the fifth anniversary of the date hereof.

                            (ii)    WORKING CAPITAL LOANS. Net Proceeds related
to Asset Sales shall be paid by Borrower to Administrative Agent within two (2) Business Days to be applied as a permanent prepayment of the principal amount of the Working Capital Loans then outstanding in an amount equal to (x) the Working Capital Loan Percentage multiplied by (y) 25% of such Net Proceeds if such Asset Sale occurs on or after the third anniversary and prior to the fifth anniversary of the date hereof, and 50% of such Net Proceeds if such Asset Sale occurs on or after the fifth anniversary of the date hereof.



                                      24.

                  (c) INVESTMENT CAPITAL LOANS IN EXCESS OF AGGREGATE INVESTMENT CAPITAL LOAN COMMITMENT; WORKING CAPITAL LOANS IN EXCESS OF AGGREGATE WORKING CAPITAL LOAN COMMITMENT. Borrower shall immediately prepay (i) a portion of the Investment Capital Loans to the extent the total outstanding balance of all Investment Capital Loans exceeds the Aggregate Investment Capital Loan Commitment and (ii) a portion of the Working Capital Loans to the extent the total outstanding balance of all Working Capital Loans exceeds the Aggregate Working Capital Loan Commitment.

                  (d) BREAKAGE CHARGE. Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss (but excluding loss of margin) or expense actually incurred by such Lender, including funding costs and administrative costs, as a consequence of (a) default by Borrower in the conversion into or continuation of Eurodollar Loans after Borrower has given a notice thereof, (b) default by Borrower in making any prepayment of Eurodollar Loans after Borrower gives notice thereof or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period.

                  (e) APPLICATION OF PREPAYMENTS. Prepayments of Investment Capital Loans and Working Capital Loans shall be made in inverse order of maturity.

         2.11 SURVIVABILITY. All of Borrower's obligations under this Agreement shall survive until all Obligations are fully satisfied and Lenders' obligations to make the Loans hereunder expire. Notwithstanding the foregoing, Borrower's obligations set forth in SECTIONS 8.4 and 8.14 shall survive Borrower's payment of all obligations under the Credit Documents and the expiration of Lenders' obligations to make Loans hereunder.

         2.12 PROMISSORY NOTES.

                  (a) INVESTMENT CAPITAL NOTES. Each Investment Capital Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to such Lender resulting from each Investment Capital Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of such Loans. Borrower agrees that upon notice by any Investment Capital Lender to Borrower (with a copy of such notice to QUALCOMM) to the effect that a promissory note or other evidence of Indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Investment Capital Loans owing to, or to be made by, such Lender, Borrower shall promptly execute and deliver to such Lender, with a copy to QUALCOMM, a promissory note substantially in the form of EXHIBIT A-1 or in form and substance reasonably satisfactory to Borrower and such Lender (each an "Investment Capital Note"), with appropriate insertions, due on the earlier of the applicable Final Maturity Date or Maturity, and payable to the order of such Lender in a principal amount equal to the Investment Capital Loan Commitment of such Lender. Notwithstanding anything to the contrary herein, Borrower agrees that the books and records of



                                      25.

the Lender maintained to evidence such matters shall, in the absence of manifest error, be prima facie evidence of the matters noted or recorded; provided, however, that any failure by the Lender to make such notations or recordations shall not reduce Borrower's liability thereunder.

                  (b) THE WORKING CAPITAL NOTES. Each Working Capital Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to such Lender resulting from each Working Capital Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Borrower agrees that upon notice by any Working Capital Lender to Borrower (with a copy of such notice to QUALCOMM) to the effect that a promissory note or other evidence of Indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Working Capital Loans owing to, or to be made by, such Lender, Borrower shall promptly execute and deliver to such Lender, with a copy to QUALCOMM, a promissory note substantially in the form of EXHIBIT A-2 or in form and substance reasonably satisfactory to Borrower and such Lender (each a "Working Capital Note"), with appropriate insertions, due on the earlier of the applicable Final Maturity Date or Maturity, and payable to the order of such Lender in a principal amount equal to the Working Capital Loan Commitment of such Lender. Notwithstanding anything to the contrary herein, Borrower agrees that the books and records of the Lender maintained to evidence such matters shall, in the absence of manifest error, be prima facie evidence of the matters noted or recorded; provided, however, that any failure by the Lender to make such notations or recordations shall not reduce Borrower's liability thereunder.

         2.13 NET PAYMENTS. Borrower's obligation to make payments and perform all other obligations hereunder, and the rights of Administrative Agent and Lenders in and to such payments and performance, shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever, including abatements or reductions due to any present or future claims of Borrower against Administrative Agent or any Lender under this Agreement, the Specified Agreements or otherwise, or against any other Person for whatever reason. Except as otherwise expressly provided herein, this Agreement shall not terminate, nor shall the obligations of Borrower be affected, by reason of (a) any defect in or damage to, or any loss or destruction of, any of the equipment or services provided pursuant to the Equipment Agreement from any cause whatsoever, (b) the interference with the use of any of the terrestrial-based wireless telecommunications operating systems of Borrower or any of its portfolio companies by Administrative Agent, any Lender or any other Person, (c) any defect in title to, or Lien on, any of the terrestrial-based wireless telecommunications operating systems (or any part thereof) of Borrower or any of its portfolio companies, (d) any bankruptcy, insolvency, reorganization or other proceeding relating to, or any action taken by any trustee or receiver of, Administrative Agent, any Lender or any other Person, or (e) for any other cause, whether similar or dissimilar to the foregoing, any present or future law or regulation to the contrary notwithstanding, whether or not such cause shall give rise to a claim by Borrower against any Lender under the Equipment Agreement or otherwise, it being the express intention of the parties hereto that all amounts payable by Borrower hereunder shall be, and continue to be, payable in all events unless the obligation to pay shall be terminated pursuant to the express provisions of this Agreement. All payments made by Borrower hereunder as required hereby shall be final, and Borrower shall not seek to recover any such payment or any part thereof for any reason whatsoever. Nothing in this


                                      26.

Agreement shall, however, release any claim Borrower may have against Administrative Agent or any Lender, whether in connection with the Equipment Agreement or otherwise. If for any reason whatsoever this Agreement shall be terminated in whole or in part by operation of law or otherwise, Borrower shall nonetheless, to the extent permitted by applicable law, pay to Administrative Agent, on behalf of Lenders, an amount equal to each payment payable hereunder at the time and in the manner that such payment would have become due and payable under the terms of this Agreement if it had not been terminated in whole or in part.

         2.14 CHANGED CIRCUMSTANCES; TAXES.

                  (a) In the event that:

                           (i) on any date on which the Eurodollar Rate would
otherwise be set, Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Eurodollar Rate, or

                           (ii) at any time Administrative Agent or any Lender
shall have determined in good faith (which determination shall be final and conclusive) that:

                                    (A) the making or continuation of or
conversion of any Loan to a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank eurodollar market or (2) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law); or

                                    (B) the Eurodollar Rate shall no longer
represent the effective cost to any Lender for U.S. dollar deposits in the interbank market for deposits in which banks of the United States of America regularly participate (including due to the imposition of a Reserve Percentage);

then, and in any such event, such Lender shall forthwith so notify Administrative Agent and Borrower thereof. Until Administrative Agent or such Lender notifies Borrower that the circumstances giving rise to such notice no longer apply, the obligation of Lenders to allow selection by Borrower of the type of Loan affected by the contingencies described in this SECTION 2.14 (herein called "Affected Loans") shall be suspended. If at the time Administrative Agent or a Lender so notifies Borrower, Borrower has previously given Administrative Agent a Borrowing Request or a Notice of Conversion/Continuation with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and Borrower may request Loans of a non-affected type by giving a substitute Borrowing Request or Notice of Conversion/Continuation pursuant to this Agreement.

         Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to SECTION 2.10(d), and may request a Loan of another type in accordance with this Agreement, by giving a Borrowing Request or a Notice of Conversion/Continuation pursuant to this Agreement;



                                      27.

provided that any such prepayment shall not be deemed to constitute a prepayment pursuant to SECTION 2.10.

                  (b) In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any Governmental Authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other Governmental Authority (whether or not having the force of law):

                           (i) subjects any Lender to any tax with respect to
payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for such taxes as are imposed on or measured by each Lender's net income by the jurisdiction under the laws of which such Lender is organized or maintains a place of business or is otherwise connected (other than a connection resulting solely from the execution, delivery, or performance of this Agreement and the other Credit Documents) or any political subdivision thereof), or

                           (ii) imposes, modifies or deems applicable any
deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Lender (including any imposition of a Reserve Percentage), or

                           (iii) imposes upon any Lender any other condition
with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to such Lender, reduce the income receivable by such Lender or impose any expense upon such Lender with respect to any Eurodollar Loans, such Lender shall notify Borrower thereof. Borrower agrees to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement in the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error.

                  (c) (i) Bookmark not defined. Any and all payments by Borrower to each Lender under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, such taxes (including income taxes, taxes on profits and franchise taxes) as are imposed on or measured by each Lender's net income or profits by the jurisdiction under the laws of which such Lender is organized or maintains a place of business or is otherwise connected (other than a connection resulting solely from the execution, delivery, or performance of this Agreement and the other Credit Documents) or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                           (ii)  In addition, Borrower shall pay any present or
future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Documents (hereinafter referred to as "Other Taxes").



                                      28.

                           (iii) Borrower shall indemnify and hold harmless each
Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.14) paid by such Lender and any liability (including penalties, interest, additions to tax and expenses, except for, in the event such Lender fails to deliver notice of such assertion of Taxes or Other Taxes to Borrower within one hundred eighty (180) days after it has received notice of such assertion or imposition of Taxes or Other Taxes, any such penalties, interest or expenses which would not have arisen but for the failure of such Lender to so notify Borrower of such assertion or imposition of Taxes or Other Taxes) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty
(30) days from the date such Lender makes written demand therefor.

                           (iv) If Borrower shall be required by law to deduct
or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender, then:

                                    (A) the sum payable shall be increased as
necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.14) such Lender receives an amount equal to the sum it would have received had no such deductions been made;

                                    (B) Borrower shall make such deductions; and

                                    (C) Borrower shall pay the full amount
deducted to the relevant taxation authority or other authority in accordance with applicable law.

                           (v) Within thirty (30) days after the date of payment
by Borrower of Taxes or Other Taxes, Borrower shall furnish to Administrative Agent and each Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Administrative Agent.

                           (vi) If Borrower fails to pay any Taxes or Other
Taxes when due to the appropriate
taxing authority or fails to furnish to each Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lenders for any incremental Taxes or Other Taxes, interest or penalties that may become payable by any of Lenders as a result of any such failure.

                           (vii) Each Lender which is a foreign Person (i.e., a
Person other than a United States Person for United States federal income tax purposes) agrees that:

                                    (A) in the case of any Lender which is a
"bank" within the meaning of Section 881(c)(3)(A) of the Code,

                                            (1)  it shall, no later than the
Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to this Agreement after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to Borrower and Administrative Agent two (2) accurate and complete signed originals of IRS Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of IRS Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that such



                                      29.

Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States federal income tax;

                                            (2)  if at any time a change in
circumstances necessitates any Lender's filing a new Form 4224 or Form 1001, it shall within thirty (30) days after such change becomes effective deliver to Borrower and Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224, or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States federal income tax;

                                    (B) in the case of any Lender other than a
Lender described in clause (A) above,

                                            (1)  it shall, no later than the
Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to this Agreement after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to Borrower and Administrative Agent two (2) accurate and complete signed originals of a certificate substantially in the form of EXHIBIT D (any such certificate, a "Non-Bank Lender Tax Certificate") and two accurate and complete signed originals of IRS Form W-8 or any successor thereto ("Form W-8") certifying to such Lender's legal entitlement (assuming compliance by Borrower with the terms of this Agreement) to an exemption whereby such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                                            (2)  if at any time a change in
circumstances necessitates any Lender's filing a new Form W-8, it shall within thirty (30) days after such change becomes effective deliver to Borrower and Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form W-8 certifying to such Lender's legal entitlement (assuming compliance by Borrower with the terms of this Agreement) to an exemption whereby such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States federal income tax;

                                    (C) it shall, before or within thirty (30)
days after the occurrence of any event (including the passing of time but excluding any event mentioned in (A) or (B), above) requiring a change in or renewal of the most recent Form 4224, Form 1001 or Form W-8 previously delivered by such Lender, deliver to Borrower and Administrative Agent two accurate and complete original signed copies of Form 4224, Form 1001 or Form W-8 in replacement for the forms previously delivered by such Lender; and

                                    (D) it shall, promptly upon Borrower's
reasonable request to that effect, deliver to Borrower and Administrative Agent copies of such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.



                                      30.

                           (viii) Borrower will not be required to pay any
additional amounts in respect of United States federal income tax pursuant to
SECTION 2.14(c)(iv) to any Lender:

                                    (A) if the obligation to pay such additional
amounts would not have arisen but for a failure by such Lender to comply with its obligations under SECTION 2.14(c)(vii) in respect of such Lending Office; or

                                    (B) if such Lender shall have delivered to
Borrower and Administrative Agent a Form 4224, Form 1001 or Form W-8 in respect of such Lending Office pursuant to SECTION 2.14(c)(vii), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such form.

                           (ix) If, at any time, Borrower requests any Lender to
deliver any forms or other documentation in addition to those required pursuant to SECTION 2.14(c)(vii)(D), then Borrower shall, on demand of such Lender, reimburse such Lender for any costs and expenses (including reasonable attorney costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

                           (x) If Borrower is required to pay additional amounts
to any Lender pursuant to SECTION 2.14(c) OR SECTION 2.15, then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Lender which may thereafter accrue if such change in the judgment of such Lender is not otherwise materially disadvantageous to such Lender.

         2.15 CAPITAL REQUIREMENTS. If after the date hereof any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for lenders, banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or any of its Affiliates with any guideline, request or directive of any such entity implemented after the date hereof regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such Affiliate's capital as a consequence of such Lender's commitment to make Eurodollar Loans hereunder to a level below that which such Lender or such Affiliate could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Affiliate's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender shall notify Borrower thereof. Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement in the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.



                                      31.

         2.16 SUBSTITUTION OF LENDERS. In the event any Lender has demanded compensation under SECTION 2.14(b) or under SECTION 2.15 which compensation increases the effective lending rate of the Lender in excess of the rate of the other Lenders, Borrower shall have the right to substitute for such Lender (the "Affected Lender") another financial institution which shall be reasonably acceptable to Administrative Agent and Requisite Lenders, for such Affected Lender to assume the Investment Capital Loan Commitment and Working Capital Loan Commitment of such Affected Lender and to purchase the Notes, if any, of such Affected Lender. Such assumption and purchase shall be effected in accordance with SECTION 8.6 hereof and by execution and delivery of an Assignment and Acceptance described therein; provided, however, that the Affected Lender's obligation to assign and sell its Investment Capital Loan Commitment, Working Capital Loan Commitment and Notes, if any, shall be subject to the condition that all amounts owing to such Affected Lender (including principal, accrued and unpaid interest and fees, and all amounts owing to such Affected Lender under SECTIONS 2.14(b), 2.15 AND 8.4) shall have been paid in full.

         2.17 CONVERSION TO HIGH YIELD STRUCTURE. At any time and from time to time, Requisite Lenders may cause all, but not less than all, of the Loans then outstanding, together with the obligations of Borrower under this Agreement relating thereto, to be converted to fixed rate obligations which may, at the election of Requisite Lenders be secured or unsecured, but shall in either case have other terms, covenants and conditions substantially similar to those of high yield debt issuances for wireless communications companies at the time of such proposed conversion (collectively, the "Fixed Rate Notes"); provided, however, that such conversion may delayed by Borrower for such period as Borrower's board of directors determines to be reasonably necessary to that such conversion will not interfere with Borrower's other financing activities. After notification to Borrower and Administrative Agent by QUALCOMM that Requisite Lenders have elected to exercise such right, Borrower shall promptly provide its active and good faith assistance with any Conversion to High Yield Structure, including providing such information in such form as may be requested by QUALCOMM, Requisite Lenders or Lenders' placement agents or other agents in connection with the negotiation and preparation of any registration statements and prospectuses, the sale or placement of the Fixed Rate Notes (including the availability of Borrower's senior management for active participation in "road shows," and doing all such other acts as are necessary and appropriate for the expedient sale or placement of the Fixed Rate Notes). Upon each such conversion, Borrower shall execute and deliver to the purchasers of Fixed Rate Notes (or a trust established to effectuate such transaction) Fixed Rate Notes evidencing the Loans so converted. Borrower acknowledges that, in the event the Fixed Rate Notes contemplated to be issued under any Conversion to High Yield Structure are not exempt from the registration requirements of the Securities Act of 1933, as amended, Borrower shall be the registrant for such Conversion to High Yield Structure and Borrower shall prepare and file with the Securities and Exchange Commission a registration statement and use commercially reasonable efforts to cause such registration statement to become and remain effective and use commercially reasonable efforts to register or qualify the Fixed Rate Notes covered by such registration statement under such other securities or blue sky laws of such jurisdictions as are necessary to effect the sale of the Fixed Rate Notes. Notwithstanding the foregoing, Requisite Lenders shall not cause a Conversion To High Yield Structure to occur if the yield to maturity of the Fixed Rate Notes is anticipated in the good faith of Borrower and Requisite Lenders and their respective financial advisors to exceed, or actually does exceed, fourteen percent (14%) per annum.



                                      32.

SECTION 3.    CONDITIONS OF LENDING.

         3.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of Lenders to make the initial Investment Capital Loans and the initial Working Capital Loans in favor of Borrower is subject to the satisfaction or waiver of the following conditions at the time of or immediately prior to the initial Funding Date which in no event shall be later than September 25, 1998.

                  (a) NOTES. Borrower shall have duly executed and delivered, to each Investment Capital Lender which has requested an Investment Capital Note, and to each Working Capital Lender which has requested a Working Capital Note, an Investment Capital Note and Working Capital Note, as applicable.

                  (b) SECURITY AGREEMENT. There shall have been delivered to Administrative Agent the Security Agreement, duly executed by Borrower.

                  (c) FINANCING STATEMENTS. The Financing Statements, each naming and duly executed by Borrower, as debtor, and Administrative Agent, as secured party, including a description of the personal property collateral granted or pledged by Borrower to Administrative Agent, on behalf of Lenders, as security for the Obligations, shall have been caused to have been filed with such Governmental Authorities as Administrative Agent and Lenders shall have determined.

                  (d) COLLATERAL CONTROL AGREEMENTS. Separate written collateral control agreements ("Control Agreements") (1) executed by Administrative Agent, Borrower and each depository institution at which Borrower maintains a deposit account; and (2) executed by Administrative Agent, Borrower and each securities intermediary at which Borrower maintains an investment, brokerage or similar account which holds financial assets (as defined in Section 8102(a)(9) of the UCC) owned beneficially by Borrower, each satisfactory to Lenders.

                  (e) SECURITIES PLEDGE AGREEMENT. There shall have been delivered to Administrative Agent the Securities Pledge Agreement, duly executed by Borrower, together with the certificates representing the Pledged Securities pursuant thereto and appropriate undated stock powers executed in blank for such certificates.

                  (f) OPINIONS OF COUNSEL. Lenders and Administrative Agent shall have received a legal opinion dated the Closing Date from Latham & Watkins, counsel to Borrower, together with such opinions of local counsel in the jurisdiction of each Portfolio Investment whose securities have been transferred to Borrower in connection with the Distribution or are pledged to Administrative Agent under the Securities Pledge Agreement, all in form and substance satisfactory to Lenders' and Lenders' respective counsel.

                  (g) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of making the initial Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default, and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct.

                  (h) OFFICER'S CERTIFICATE. Administrative Agent shall have received certificates dated such date, signed by the president and chief financial officer (such certificate


                                      33.

and all other certificates delivered under this Agreement to be in such Person's corporate, not individual, capacity) of Borrower stating that all of the applicable conditions set forth in this SECTION 3.1 have been satisfied as of such date.

                  (i) CORPORATE PROCEEDINGS. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to Lenders, and Lenders shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which Lenders may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate officers or Governmental Authorities.

                  (j) CONSUMMATION OF DISTRIBUTION AND OTHER TRANSACTIONS. Administrative Agent shall have received evidence satisfactory to Lenders that the Distribution has been consummated, the Borrower Business has been transferred to Borrower and the other transactions described in the Information Statement as occurring in connection with the Distribution have occurred, and that there exist no material defaults under any of the Specified Agreements.

                  (k) ADVERSE CHANGE. Nothing shall have occurred, including the termination of any contract, lease or other agreement, the incurrence of any damage, destruction or loss (whether or not covered by insurance), the occurrence of any employee strike, work-stoppage, slow-down or lock-out or any substantial threat directed to Borrower or any of its Affiliates of any imminent strike, work-stoppage, slow-down or lock-out, which Lenders shall reasonably determine has, or is reasonably expected to have, a Material Adverse Effect.

                  (l) CONSENTS, APPROVALS. All necessary governmental and third party consents, approvals and licenses in connection with the transactions contemplated by the Specified Agreements and the Credit Documents and otherwise referred to herein to be obtained on or before the initial Funding Date shall have been obtained and remain in effect; and all applicable waiting periods shall have expired without any action being taken by any competent Governmental Authority which restrains, prevents or imposes materially adverse conditions upon the consummation of this Agreement or the Specified Agreements.

                  (m) ORGANIZATIONAL DOCUMENTATION; ETC. Administrative Agent and each Lender shall have received copies of the Certificate of Incorporation and Bylaws of Borrower, any agreements entered into by any such entity governing the terms and relative rights of its capital stock, certified as true and complete by an appropriate corporate officer or Governmental Authority, and a Certificate of Good Standing and franchise tax good standing issued by the Delaware Secretary of State and appropriate government officials for each other state in which Borrower is qualified to do business or in which the failure to so qualify could with reasonable likelihood have a Material Adverse Effect, and the provisions of the foregoing shall be reasonably satisfactory to Lenders.

                  (n) LITIGATION. There shall be no actions, suits or proceedings pending or threatened with respect to Borrower or any Subsidiary that (i) might reasonably be expected to


                                      34.

have a Material Adverse Effect, or (ii) have a material adverse effect on the ability of Borrower to perform its obligations under the Specified Agreements or the rights or remedies of QUALCOMM under the Specified Agreements. There shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified with respect to the performance of any of the Specified Agreements, the Credit Documents, or the making of any Loan hereunder.

                  (o) BOARD RESOLUTIONS. Administrative Agent and Lenders shall have received resolutions of Borrower's Board of Directors approving and authorizing the execution, delivery and performance of the Credit Documents to which it is a party and the transactions contemplated thereby, in form and substance reasonably satisfactory to Lenders and their respective counsel, such resolutions certified as of the initial Funding Date by Borrower's corporate Secretary or an Assistant Secretary, as applicable, as being in full force and effect without modification or amendment.

                  (p) INCUMBENCY CERTIFICATES. Administrative Agent and Lenders shall have received signature and incumbency certificates of Borrower's officers executing this Agreement or the other Credit Documents to which it is or is to be a party.

                  (q) EVIDENCE OF INSURANCE. Administrative Agent and Lenders shall have received certificates and binders with respect to insurance required by this Agreement.

                  (r) NO VIOLATION. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve Administrative Agent or Lenders in a violation of, any Requirement of Law, including applicable usury law, and evidence satisfactory to Administrative Agent and Lenders shall have been received as to the compliance with applicable usury law including at a minimum the obtaining of a qualification permit or exemption from the California Corporations Commissioner or evidence that certain equity securities of Borrower are traded on the NASDAQ National Market System.

                  (s) FEE LETTER. QUALCOMM shall have received the Fee Letter, duly executed by Borrower and accepted by QUALCOMM, together with the payment of such fees and delivery of such other items as are set forth in the Fee Letter to be paid or delivered on the Closing Date (the payment or delivery of which shall be deemed to be a concurrent condition).

                  (t) ADMINISTRATIVE AGENT'S FEE LETTER. Administrative Agent shall have received the Administrative Agent's Fee Letter, duly executed by Borrower and by Administrative Agent, together with the payment of such fees as are set forth in the Administrative Agent's Fee Letter to be paid on the Closing Date (the payment of which shall be deemed to be a concurrent condition).

                  (u) BUSINESS PLAN. Lenders shall have reviewed and approved in form and substance the Business Plan.

                  (v) ADDITIONAL MATTERS, DOCUMENTS OR INFORMATION. Lenders shall have received each additional document, instrument, legal opinion or item of information reasonably requested by any Lender, including a copy of any debt instrument, security agreement or other material contract to which Borrower or any of Borrower's Subsidiaries may be a party, and all



                                      35.

corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Credit Documents and the Specified Agreements shall be reasonably satisfactory in form and substance to Lenders, and Lenders shall have received such other documents, legal opinions and other opinions in respect of any aspect or consequence of the transactions contemplated hereby.

The acceptance of the proceeds of the initial Loan shall constitute a representation and warranty by Borrower to Administrative Agent and Lenders that all of the applicable conditions specified above exist as of that time. All of the agreements, certificates, legal opinions and other documents and papers referred to in this SECTION 3.1, unless otherwise specified, shall be delivered to Lenders and shall be reasonably satisfactory in form and substance to Lenders.

         3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of Lenders to make any Loan shall be subject to the further conditions precedent that:

                  (a) On the date of such Loan the following statements shall be true:

                           (i) All representations and warranties contained
herein and in the other Credit Documents in effect at such time shall be true and correct with the same effect (except for any representation and warranty that speaks only as of a specific date, which shall be true and correct in all material respects as of such date) as though such representations and warranties had been made on and as of the date of the making of such Loan; and

                           (ii) No Default or Event of Default has occurred and
is continuing or would result from the making of such Loan.

                           (iii) As to any Investment Capital Loan made after
the Closing Date there shall not have occurred with respect to any Portfolio Investment as to which Borrower is not then contractually obligated to make such Investment any material adverse change in the results of operations, financial condition or prospects of any Person in which such Portfolio Investment is made.

                  (b) Lenders shall have received such other approvals, opinions or documents as Lenders may reasonably request in connection with the requested Loan.



SECTION 4.    REPRESENTATIONS AND WARRANTIES.

         4.1 REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby warrants and represents to each Lender as follows, in each case after giving effect to the Distribution and the transactions described in the Information Statement as occurring in connection with the Distribution, and agrees that each of said warranties and representations shall be deemed to survive until the full, complete and indefeasible payment and performance of the Obligations and shall apply anew to each borrowing hereunder:

                  (a) CORPORATE ORGANIZATION; STRUCTURE. Borrower and each of its direct Subsidiaries are corporations duly incorporated, validly existing and in good standing under the



                                      36.

laws of their respective places of incorporation, have the power and authority to own their Property and carry on their business as now being conducted, and are qualified as foreign corporations and in good standing in each jurisdiction where the nature of their business or assets requires such qualification except where the failure to so qualify would not be reasonably likely to result in a Material Adverse Effect. The ownership structure of Borrower and each of its Subsidiaries as of the date hereof is as set forth in SCHEDULE 4.1(a) to the Disclosure Letter.

                  (b) CORPORATE POWER; AUTHORIZATION; CONFLICTS. The execution, delivery and performance by Borrower and each Subsidiary of Borrower which may become a party to any Credit Document are within their corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Person's certificate of incorporation or bylaws, (ii) violate any law or regulation or any contractual restriction binding on or affecting such Person, except where such violation would not be reasonably likely to have a Material Adverse Effect, or (iii) result in or require the creation of any Lien other than Permitted Liens, upon or with respect to any of the Properties of Borrower or any such Subsidiaries.

                  (c) APPROVALS. No consent, order, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for (i) the due execution, delivery and performance of any Credit Document by Borrower or by any Subsidiary of Borrower or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  (d) ENFORCEABILITY. This Agreement is, each other Credit Document to which Borrower is or will be a party when delivered hereunder will be, legal, valid and binding obligations of such Person enforceable against it in accordance with their respective terms, provided that the enforceability of any of such documents may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and the application of equitable principles.

                  (e) FINANCIAL STATEMENTS/PROJECTIONS. All pro forma financial statements giving effect to the transactions described in the Information Statement, financial forecasts and projections delivered to Administrative Agent or Lenders have been reasonably prepared as of the Closing Date.

                  (f) LITIGATION. To the best of Borrower's knowledge, there are no pending or threatened actions, suits, investigations or proceedings against Borrower, any of its direct Subsidiaries or Person in which Borrower has made a Portfolio Investment or against any of their respective Properties or revenues before any court, governmental department, commission, board, bureau, instrumentality or agency or arbitrator except as described on SCHEDULE 4.1(f) to the Disclosure Letter. There is no pending or threatened action, suit, investigation or proceeding against Borrower, any direct Subsidiary of Borrower or Person in which Borrower has made a Portfolio Investment or against any of their respective Properties or revenues before any court, governmental department, commission, board, bureau, instrumentality or agency or arbitrator which might have a Material Adverse Effect.

                  (g) USE OF PROCEEDS. The proceeds of all Investment Capital Loans and Working Capital Loans shall be used solely as described in SECTION 2.3.



                                      37.

                  (h) COMPLIANCE WITH LAWS, OTHER AGREEMENTS. Except as disclosed in SCHEDULE 4.1(h) to the Disclosure Letter, neither Borrower, any of its direct Subsidiaries nor Persons in which Borrower has made a Portfolio Investments is in violation or default with respect to their respective certificates of incorporation, bylaws or any applicable laws, rules or regulations where such violation or default would be reasonably likely to have a Material Adverse Effect, nor has Borrower, any of its direct Subsidiaries nor Persons in which Borrower has made a Portfolio Investment violated any statutes, laws, regulations, or ordinances applicable to them or violated or defaulted with respect to any order, writ, decree or judgment of any court or administrative agency or violated or defaulted (nor is there any waiver in effect which, if not in effect, would result in a violation or default) under any mortgage, indenture, lease, contract or other agreement or instrument binding upon Borrower, its direct Subsidiaries or Persons in which Borrower has made a Portfolio Investment, where such violation or default would be reasonably likely to have a Material Adverse Effect.

                  (i) EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

                  (j) COLLATERAL DOCUMENTS. Except for Permitted Liens and Liens noted in SCHEDULE 4.1(j) to the Disclosure Letter, the provisions of the Collateral Documents are effective to create and maintain in favor of Administrative Agent for the benefit of Lenders a legal, valid and enforceable first priority perfected security interest in the Pledged Securities and the collateral granted thereunder.

                  (k) NO SUBORDINATION. The obligations of Borrower under this Agreement or under any other contracts or instruments executed by Borrower in connection therewith and herewith (i) are not subordinated in right of payment to any other obligation of Borrower and (ii) will at all times rank prior to all present and future unsecured Indebtedness of Borrower.

                  (l) SUBSIDIARIES. As of the Closing Date neither Borrower nor any of its Subsidiaries has any Subsidiaries other than as disclosed in SCHEDULE 4.1(l) to the Disclosure Letter.

                  (m) TAXES. Each of Borrower and Borrower's Subsidiaries has filed or has caused to be filed all material tax returns which it is required to file or has obtained extensions for the filing thereof, and each of Borrower and Borrower's Subsidiaries has paid (i) all taxes shown to be due and payable on said returns or on any assessments made against it or against any of its Property (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or Borrower's Subsidiaries, as the case may be) and (ii) all other taxes, fees or other charges imposed on it or imposed on any of its Property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or Borrower's Subsidiaries, as the case may be), and no claims are being asserted with respect to any such taxes, fees or other charges (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or Borrower's



                                      38.

Subsidiaries, as the case may be). No tax Liens have been filed with respect to any such taxes, fees or other charges (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or Borrower's Subsidiaries, as the case may be).

                  (n) OWNERSHIP AND LIENS. Except as shown in SCHEDULE 4.1(n) to the Disclosure Letter, Borrower and its Subsidiaries own and have good and marketable title in fee simple absolute to, or valid leasehold interests in, all of their respective Properties, including the Properties and leasehold interests reflected in the Financial Statements or footnotes thereto (other than any Properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement) referred to in SECTION 4.1(e) and, except as set forth in SCHEDULE 4.1(n) to the Disclosure Letter, none of the Properties owned by Borrower or its Subsidiaries and none of their respective leasehold interests are subject to any Lien, except Permitted Liens.

                  (o) INDEBTEDNESS. SCHEDULE 4.1(o) to the Disclosure Letter is a complete and correct list of all Indebtedness, credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing, but not including non-delinquent trade credit providing for payment within ninety (90) days of invoice) involving $100,000 or more in respect of which Borrower or any of its Subsidiaries is in any manner directly or contingently obligated. The maximum principal or face amounts of the credits in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                  (p) ACCURACY OF INFORMATION FURNISHED; COMPLETE DISCLOSURE. Neither this Agreement nor any certificate, data, report, statement or other information furnished to Lenders by or on behalf of Borrower or any of Borrower's Subsidiaries in connection with the transactions contemplated hereby or by the other Credit Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Borrower which would be reasonably likely to have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transaction contemplated hereby.

                  (q) NO DEFAULT. Neither Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which would with reasonable likelihood lead to a Material Adverse Effect.

                  (r) NO BURDENSOME RESTRICTIONS. No Contractual Obligation of Borrower or any of its Subsidiaries and no Requirement of Law, insofar as Borrower may reasonably foresee, may result in a Material Adverse Effect.

                  (s) ERISA COMPLIANCE.



                                      39.

                           (i) Each Plan is in compliance in all material
respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Borrower, nothing has occurred which would cause the loss of such qualification. Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                           (ii) There are no pending or, to the best knowledge
of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

                           (iii) (i) No ERISA Event has occurred or is
reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (vi) neither Borrower nor any ERISA Affiliate has any liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106; and (vii) "no prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) that would have a Material Adverse Effect on Borrower or any ERISA Affiliate has occurred with respect to any Plan.

                  (t) OTHER REGULATORY COMPLIANCE. Borrower is not subject to regulation as an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act.

                  (u) ENVIRONMENTAL CONDITION. None of Borrower's Properties has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's Properties has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien arising under any environmental protection statute has attached to any revenues or to any


                                      40.

Property owned by Borrower or any of its Subsidiaries; and Borrower has never received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other Governmental Authority concerning any action or omission by Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

SECTION 5.    COVENANTS OF BORROWER.

         5.1 AFFIRMATIVE COVENANTS. So long as any of the Obligations shall remain unpaid or unsatisfied or any Credit Party shall have any other obligation to Administrative Agent or any Lender hereunder or any Lender shall have any commitment hereunder (whichever is later), Borrower shall, and as to each covenant below expressly requiring compliance by its Subsidiaries, shall not permit any Subsidiary to, directly or indirectly:

                  (a) COMPLIANCE WITH LAWS, OTHER AGREEMENTS. With respect to Borrower and its Subsidiaries, comply with respect to: (i) their respective certificates of incorporation, bylaws or any applicable laws, rules or regulations where failure to so comply would be reasonably likely to have a Material Adverse Effect, (ii) orders, writs, decrees or judgments of any court or administrative agency and (iii) mortgages, indentures, leases, contracts or other agreements or instruments binding upon Borrower or its Subsidiaries, where failure to so comply would be reasonably likely to have a Material Adverse Effect.

                  (b) REPORTING REQUIREMENTS. Furnish to each Lender copies of each of the following:

                           (i) As soon as available and in any event within
ninety (90) days after the end of each fiscal year of Borrower, audited Financial Statements for the immediately preceding fiscal year (provided that consolidating figures for such Financial Statements may be unaudited), certified in a manner reasonably acceptable to Lenders by an independent public accountant firm acceptable to Lenders, and an opinion of such accountants relating to such Financial Statements, accompanied by (w) a compliance certificate (with calculations in reasonable detail), in form satisfactory to Lenders, signed by Borrower's chief financial officer, certifying (A) that the Financial Statements attached were prepared in accordance with GAAP and fairly present in all material respects the financial condition of such Person, (B) that the calculation of the financial covenants with respect to the Financial Statements, is accurate and as required under this Agreement, (C) that Borrower has taken all steps to pledge all collateral required to be pledged under the Securities Pledge Agreement and (D) that such officer is familiar with the terms of this Agreement and that no Default or Event of Default has occurred or is continuing under this Agreement, or if such a Default or Event of Default has occurred and is continuing, containing a statement as to the nature thereof and the steps being taken with respect thereto, (x) copies of any and all management letters relating to the audits of such Financial Statements, (y) a certificate of accountants of Borrower stating that in making the examination necessary for their certification they have obtained no knowledge of any Default or Event of Default with respect to the financial covenants required under this Agreement which has occurred and is continuing, or if, in the opinion of such accountants, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (z) an annual



                                      41.

budget of Borrower and its Subsidiaries prepared by Borrower's chief financial officer in form and detail satisfactory to Lenders;

                           (ii) As soon as available and in any event within
forty-five (45) days of the end of each fiscal quarter of Borrower, unaudited Financial Statements for the accounting period then ended, accompanied by a compliance certificate (with calculations in reasonable detail) signed by Borrower's chief financial officer, certifying (A) that the Financial Statements attached were prepared in accordance with GAAP and fairly present in all material respects the financial condition of such Person as of such date (except as to the absence of notes and subject to year-end adjustments), (B) that the calculation of the financial covenants with respect to such Financial Statements, is accurate and as required under this Agreement, (C) that Borrower has taken all steps to pledge all collateral required to be pledged under the Securities Pledge Agreement and (D) that such officer is familiar with the terms of this Agreement and that no Default or Event of Default has occurred or is continuing under this Agreement, or if such a Default or Event of Default has occurred and is continuing, containing a statement as to the nature thereof and the steps being taken with respect thereto;

                           (iii) As soon as available and in any event within
thirty (30) days of the end of each month of Borrower, such financial statements generated for the month then ended, signed by Borrower's chief financial officer, certifying (A) such financial statements are the same financial statements prepared for and presented to Borrower's management for such period,
(B) that Borrower has each taken all steps to pledge all collateral required to be pledged under the Securities Pledge Agreement and (C) that such officer is familiar with the terms of this Agreement and that no Default or Event of Default has occurred or is continuing under this Agreement, or if such a Default or Event of Default has occurred and is continuing, containing a statement as to the nature thereof and the steps being taken with respect thereto;

                           (iv) Promptly after the sending or filing thereof,
copies of all reports which Borrower sends to its securities holders and, to the extent not included in such reports, any and all monthly, quarterly and audited annual financial statements of Borrower, any and all press releases that Borrower issues or, as reasonably requested by any Lender, other information (whether or not publicly filed);

                           (v) Promptly after any Responsible Officer of
Borrower has knowledge thereof, give notice to each Lender of: (A) the occurrence of any Default or Event of Default; (B) any material default or event of default under any contractual obligation of Borrower or any of its Subsidiaries; (C) any litigation or proceeding affecting Borrower or any of its Subsidiaries which might have a Material Adverse Effect; and (D) any notice of termination of any of the Specified Agreements. Each notice pursuant to this subsection shall be accompanied by a certificate of a responsible officer setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto; and

                           (vi) Promptly after the occurrence of any of the
following events affecting Borrower or any ERISA Affiliate (but in no event more than 10 days after such event), deliver to each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Borrower or any ERISA Affiliate with respect to such event: (i) an ERISA Event; (ii) a material increase in



                                      42.

the Unfunded Pension Liability of any Pension Plan; (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Borrower or any ERISA Affiliate; (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; (v) a "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) that would result in any material liability to Borrower or any ERISA Affiliate; or (vi) any challenge by the IRS to the tax qualification of any Pension Plan under Section 401 or 501 of the Code.

                  (c) INSURANCE. With respect to Borrower and its Subsidiaries, maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies and associations reasonably satisfactory to Lenders, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar Properties, including coverage for general liability and hazard coverages reasonably satisfactory to Lenders. All policies of insurance shall be endorsed (i) as so that if at any time should they be canceled, or coverage be reduced which materially affects the interests of Lenders or Administrative Agent, such cancellation or reduction shall not be effective as to Lenders or Administrative Agent for thirty (30) days after receipt by Administrative Agent of written notice from such insurer of such cancellation or reduction and (ii) to name Administrative Agent, on behalf of Lenders, as loss payee, and as further set forth in the Collateral Documents.

                  (d) TAXES AND OTHER INDEBTEDNESS. With respect to Borrower and its Subsidiaries, promptly pay and discharge when due, and cause each Subsidiary to promptly pay and discharge when due, any and all Indebtedness (other than Permitted Indebtedness), Liens (other than Permitted Liens), charges, taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its Properties prior to the date upon which penalties accrue thereon, and lawful claims which, if unpaid, are or might become a Lien (other than a Permitted Lien) or material charge upon its Property or otherwise would be reasonably likely to have a Material Adverse Effect, except for items being contested by Borrower in good faith where Borrower has provided adequate reserves to satisfy such item if the contest is not successful.

                  (e) MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. Except as otherwise permitted by this Agreement, preserve and maintain its corporate existence, its business substantially as contemplated in the Business Plan to be conducted, and all of its rights, licenses, privileges and franchises necessary or desirable in the normal conduct of said business. Borrower shall conduct its business in an orderly, efficient and regular manner, keep its Properties useful or necessary in its business in good working order and condition, and from time to time make all needed repairs, renewals and replacements thereto, so that the efficiency of its Properties shall be usefully preserved. Borrower shall comply with all applicable orders, writs, decrees and judgments, with its certificate of incorporation and bylaws, and with the terms of all mortgages, indentures, leases, contracts and other agreements and instruments binding upon it or its Property, except to the extent that the failure to comply with such mortgages, indentures, leases, contracts, agreements or instruments would not be reasonably likely to have a Material Adverse Effect.



                                      43.

                  (f) FINANCIAL RECORDS, INSPECTION. With respect to Borrower and its Subsidiaries, keep and maintain, and cause each of its Subsidiaries to keep and maintain, accurate books of record and account in accordance with GAAP consistently applied. On reasonable notice, which shall in no event need to be longer than fourteen (14) Business Days, Borrower shall permit, and cause each Subsidiary to permit, Administrative Agent, Lenders or representatives thereof, during customary business hours and as often as Administrative Agent or Lenders may reasonably request, to inspect, audit and examine its books and records, to take extracts therefrom, to inspect its Properties and assets and to discuss its affairs, finances and accounts with its principal officers and its independent public accountants.

                  (g) USE OF PROCEEDS. Use the proceeds of the Investment Capital Loans and the Working Capital Loans solely as described in SECTION 2.3.

                  (h) CONSENTS, APPROVALS. From time to time obtain all material necessary governmental and third party consents, approvals and licenses in connection with the transactions contemplated by the Specified Agreements and the Credit Documents and such consents, approvals and licenses shall remain in effect, including all required consents from Borrower's contractual counterparties to the assignment to Administrative Agent or Lenders or their designees of revenue producing agreements.

                  (i) ENVIRONMENTAL CONDITION. Use its Properties in such a manner as to comply with all environmental protection statutes and shall not use its Properties for the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; Borrower shall use its commercially reasonable efforts to ensure that (i) none of its Properties will be designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute and (ii) no Lien arising under any environmental protection statute will attach to any revenues or to any Property owned by Borrower.

                  (j) RENEGOTIATION OF FINANCIAL COVENANTS. Prior to Borrower, after the date hereof, obtaining additional equity or Subordinated Indebtedness, Borrower shall negotiate in good faith new values for the financial covenant set forth in SECTIONS 5.3 in order to give effect to such proposed incremental capital, and Borrower and Requisite Lenders shall reach agreement and enter into an amendment to this Agreement modifying such financial covenants.

                  (k) FURTHER ASSURANCES. In addition to the obligations and documents which this Agreement expressly requires it to execute, acknowledge, deliver and perform, Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Administrative Agent all documents, and take all actions, that may be reasonably requested by Administrative Agent or Lenders from time to time to confirm the rights created or now or hereafter intended to be created under the Credit Documents, to protect and further the validity, priority and enforceability of the Liens created under the Collateral Documents, to subject to the Liens created under the Collateral Documents any Property intended by the terms of any Credit Document to be covered by the Collateral Documents, or otherwise to carry out the purposes of the Credit Documents and the transactions contemplated hereunder and thereunder.



                                      44.

         5.2 NEGATIVE COVENANTS. So long as any of the Obligations shall remain unpaid or unsatisfied or any Credit Party shall have any other obligations to make payments to Administrative Agent or Lenders hereunder or Lenders shall have any commitment hereunder (whichever is later), Borrower shall not, and as to each covenant below expressly requiring compliance by its Subsidiaries, shall not permit any Subsidiary to, directly or indirectly:

                  (a) ENCUMBRANCES, LIENS, ETC. Except for Liens in favor of Administrative Agent and Lenders and except for Permitted Liens and Liens disclosed in SCHEDULE 4.1(n) to the Disclosure Letter,

                           (i) As to Borrower, create, incur, assume or suffer
to exist any Lien of any nature, upon or with respect to any Properties, now owned or hereafter acquired by Borrower, and

                           (ii) As to Borrower and its Subsidiaries, create,
incur, assume or suffer to exist any Lien of any nature upon or with respect to any equity interest in any Portfolio Investment as to which a negative pledge is required as set forth on SCHEDULE 2.3 to the Disclosure Letter.

                  (b) INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness except: (i) the Obligations; (ii) Indebtedness under the Fixed Rate Notes; (iii) purchase money Indebtedness, provided that (A) such purchase money financing arrangements are entered into in the ordinary course of business on an arms'-length basis; and (B) such other vendors shall have entered into intercreditor agreements with Administrative Agent satisfactory to Requisite Lenders, in their sole and absolute discretion, which agreements shall provide for, without limitation, (1) agreement as to the terms and conditions pertaining to the disposition of shared collateral and (2) pari passu status as to all shared collateral; (iv) obligations under Capital Leases and Operating Leases;
(v) interest rate swaps or caps that are bona fide hedges of floating rate liabilities and do not subject Borrower or any of its Subsidiaries to speculative risks; (vi) Subordinated Indebtedness and (vii) other Indebtedness; provided, however, that in no event shall Indebtedness be permitted to be incurred or maintained hereunder to the extent that the same shall cause the financial covenant set forth in SECTION 5.3 to be violated. Collectively, the Indebtedness described in this SECTION 5.2(b) is referred to as "Permitted Indebtedness."

                  (c) CONSOLIDATION/MERGER/CHANGE OF CONTROL. Consolidate with or merge into any other Person or permit any other Person to merge into it or permit a Change of Control to occur.

                  (d) DISPOSITION OF ASSETS. With respect to Borrower, cause or allow to occur an Asset Sale; provided, however, that Borrower may effect Asset Sales if (i) immediately after giving effect thereto no Default or Event of Default would exist; (ii) in the good faith opinion of Borrower's board of directors, such Asset Sale is in exchange for consideration having a fair market value at least equal to the property exchanged and is in the best interests of Borrower; (iii) at least 80% of the consideration received by Borrower or such Subsidiary in such Asset Sale is in the form of cash; and (iv) the Disposition Value of all property that was the subject of any Asset Sale occurring in the immediately preceding four fiscal quarters of Borrower would not exceed 35% of the total consolidated assets of Borrower and its Subsidiaries.



                                      45.

                  (e) INVESTMENTS. Make or permit to remain outstanding any Investment other than (i) Investment Grade Instruments, (ii) loans and advances to employees for business expenses, relocation, medical purposes and other purposes in the ordinary course of business, in the aggregate not to exceed $250,000 at any time outstanding, (iii) Investments in Subsidiaries listed on
SCHEDULE 4.1(l) to the Disclosure Letter, (iv) direct and indirect Investments in the Persons described in SCHEDULE 2.3 to the Disclosure Letter, provided that
(A) such Investments do not exceed the amounts set forth in such Schedule, (B) such Investments are made in accordance with the Business Plan, and (C) except as expressly described in such Schedule, Administrative Agent has and maintains a first priority perfected security interest in the equity interests of each such Person, as evidenced by documents in form and substance satisfactory to Requisite Lenders, including an opinion of local counsel satisfactory to Requisite Lenders in respect of Investments in foreign entities and (v) other Investments, provided, that such other Investments are not made with the proceeds of any Loans.

                  (f) CAPITAL EXPENDITURES. Incur or make or commit to incur or make Capital Expenditures from the proceeds of Loans in any fiscal year in excess of amounts set forth in the Business Plan or make or commit to incur or make Capital Expenditures if the incurrence of such Capital Expenditure would result in or cause an Event of Default or a Default.

                  (g) LIMITATION ON PREPAYMENTS. Make or commit to make any prepayment or voluntary redemptions of any Indebtedness except prepayments of any amounts payable hereunder and permitted to be paid hereby, provided, however, that Borrower may refinance any such Indebtedness if the Indebtedness created in such refinancing transaction has a weighted average life to maturity not less than the Indebtedness refinanced. .

                  (h) TRANSACTIONS WITH AFFILIATES. With respect to Borrower and its Subsidiaries, except for reasonable management, operating and tax sharing agreements, enter into any transaction, including the purchase, sale, or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of, and pursuant to the reasonable requirements of, its business or upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that no violation of this covenant shall exist in respect of past practices of QUALCOMM that are continued by Borrower after the Closing Date and in respect of transactions of Borrower with QUALCOMM which are consistent with past dealings between separate business units within QUALCOMM.

                  (i) DIVIDENDS; DISTRIBUTIONS. With respect to Borrower, declare or pay cash dividends upon any of its stock or distribute any of its Property or redeem, retire, purchase or acquire, directly or indirectly, any of its stock, or make any change in its capital structure.

                  (j) CHANGE IN LINES OF BUSINESS. With respect to Borrower and its Subsidiaries, engage to any substantial extent in any business other than the businesses described in the Information Statement and the Business Plan; provided, however, that this covenant shall not restrict Borrower or its Subsidiaries from engaging in any business to the extent such business is not financed with Loans.



                                      46.

                  (k) MODIFICATION OF THE SPECIFIED AGREEMENTS. Without the prior written approval of Requisite Lenders, amend, modify, supplement or restate any of the Specified Agreements in a manner which might materially negatively affect the ability of any Credit Party to perform its obligations under this Agreement and the other Credit Documents.

                  (l) ERISA COMPLIANCE. (a) engage, or suffer or permit any ERISA Affiliate to engage, in a "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of Borrower in an aggregate amount in excess of $250,000; (b) engage, or suffer or permit any ERISA Affiliate to engage, in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (c) incur, or suffer or permit any ERISA Affiliate to incur, any obligation to contribute to a Pension Plan required by a collective bargaining agreement or as a consequence of the acquisition of an ERISA Affiliate, unless
(A) Borrower shall notify Administrative Agent in writing that it intends to incur such obligation and (B) after Administrative Agent's receipt of such notice, Requisite Lenders consent to the establishment or maintenance of, or Borrower's incurring an obligation to contribute to, the Pension Plan, which consent may not unreasonably be withheld but may be subject to such reasonable conditions as Requisite Lenders may require.

                  (m) OTHER COMPLIANCE. Become subject to regulation as an "investment company" or as a Person controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose, or fail to comply with the Federal Fair Labor Standards Act, in each case which violation would be reasonably likely to have a Material Adverse Effect.

         5.3 FINANCIAL COVENANTS. As of any day during each period set forth below and so long as any of the Obligations shall remain unpaid or unsatisfied or any Credit Party shall have any other obligation to make payments to Administrative Agent or Lenders hereunder, Borrower shall not at any time permit the quotient obtained by dividing Total Debt by Total Capitalization, in each case with respect to Borrower, to exceed the following levels during the indicated periods:

         PERIOD                                                       LEVEL

         Closing Date through 4th anniversary thereof                  70%

         After the 4th  anniversary of the Closing Date                50%


SECTION 6.    EVENTS OF DEFAULT.

         6.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:



                                      47.

                  (a) Borrower shall fail to pay when due any principal of, or interest on, any Loan, or Borrower shall fail to pay when due any fees or other amounts payable under this Agreement and any such failure shall continue for five (5) days; or

                  (b) Any representation or warranty made by Borrower (or any of its officers), under or in connection with this Agreement or any other Credit Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Borrower, or any Subsidiary of Borrower to the extent applicable, shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed and contained in this Agreement or any other Credit Document and such failure shall continue for thirty (30) days after Borrower has knowledge of such failure (provided, however, that the breach of SECTIONS 5.1(b)(vi) and (g), 5.2(a) - (g), (i) and
(k) - (m) and 5.3 shall, immediately upon any such breach, constitute an Event of Default); or

                  (d) (i) Borrower shall fail to pay any of its Material Indebtedness (excluding Indebtedness incurred under this Agreement) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; (ii) Borrower shall commit any other default under any agreement or instrument relating to any such Material Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Indebtedness; (iii) any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof; or (iv) Borrower shall commit a material default under any of the Specified Agreements and such default shall continue after the applicable grace period specified in such agreement. As used in this SECTION 6.1, "Material Indebtedness" shall mean any Indebtedness of Borrower or its Subsidiaries in excess of $1,000,000; or

                  (e) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its Property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its Property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (f) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of any of its Property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement; or


                                      48.

                  (g) Borrower shall fail to pay and discharge any judgment or order, or levy of any attachment, execution or other process against its assets and such judgment, order, levy or other process shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event five (5) days prior to the time of any proposed sale under any such judgment or levy; or

                  (h) If any of the Specified Agreements or any Credit Document, including this Agreement, the Security Agreement or the Securities Pledge Agreement, shall for any reason be, or be asserted to be, unenforceable or cease to be in full force and effect or shall cease to give Administrative Agent and Lenders the Liens, rights, powers and privileges purported to be created thereby (including a perfected security interest in, and Lien on, all of the collateral subject thereto) in favor of Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (except to the extent expressly permitted herein or therein; or

                  (i) (i) an ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $250,000; or (iii) Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000; or

                  (j) An event shall have occurred which would be reasonably likely to result in a Material Adverse Effect; or

                  (k) A Change of Control shall occur.

         6.2 REMEDIES. Immediately and without notice upon the occurrence of an Event of Default specified in SECTION 6.1(e), 6.1(f) or SECTION 6.1(h), or, at the option of Requisite Lenders, upon the occurrence of any other Event of Default, (i) all amounts and obligations owed to Administrative Agent and Lenders pursuant to this Agreement and the other Credit Documents shall immediately become due and payable (including any unpaid commitment or facility fees) and (ii) the obligation of Lenders to make any Loan under this Agreement or the other Credit Documents and all commitments hereunder shall be terminated, all without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (iii) without the expiration of any other period of grace, except for a notice of foreclosure as provided in the Securities Pledge Agreement, Administrative Agent or any Lender may immediately enforce payment of the amounts owed it hereunder and exercise any and all other rights and remedies granted to it by this Agreement or any of the other Credit Documents or at law, in equity or otherwise.

         6.3 UNMATURED EVENTS OF DEFAULT. Upon the occurrence of any Default, the obligation of Lenders to make any Loans under this Agreement or the other Credit Documents shall be suspended until such event is either waived by Requisite Lenders or, to the extent allowed hereunder, cured by Borrower.



                                      49.

         6.4 PAYMENT OF SUBORDINATED INDEBTEDNESS. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent, at the request of Requisite Lenders, on behalf of Lenders, may deliver to Borrower written notice, or telephonic notice promptly confirmed in writing, directing Borrower to make no further payments on account of any Subordinated Indebtedness. Immediately upon receipt of such notice, Borrower shall cease making and shall make no further payments of any nature whatsoever on account of such Subordinated Indebtedness (except as otherwise permitted by the terms of subordination of such Subordinated Indebtedness), whether such payments are owed to the holder of such Subordinated Indebtedness or to some other Person, unless and until Requisite Lenders have waived such Event of Default in writing or shall have otherwise consented to such payment in writing in advance, such consent being at Requisite Lenders' sole and absolute discretion.

SECTION 7.    ADMINISTRATIVE AGENT.

         7.1 APPOINTMENT OF ABN AMRO BANK N.V. AS ADMINISTRATIVE AGENT. Lenders hereby designate and appoint ABN AMRO Bank N.V. as Administrative Agent to act in an administrative function as specified under this Agreement and the other Credit Documents and irrevocably authorizes Administrative Agent to take such action on its behalf under and subject to the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such other powers, in the judgment of Administrative Agent, as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Credit Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against Administrative Agent.

         7.2 DELEGATION OF DUTIES BY ADMINISTRATIVE AGENT. Administrative Agent may execute any of its duties under this Agreement by or through Administrative Agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any Administrative Agent or attorney-in-fact that it selects with reasonable care.

         7.3 LIABILITY OF ADMINISTRATIVE AGENT. None of Administrative Agent-Related Persons (defined below) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or for the value of any Collateral or the validity, priority, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, or for any failure of Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the



                                      50.

agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the Properties, books or records of Borrower or any of Borrower's Affiliates. "Administrative Agent-Related Persons" shall mean Administrative Agent and any successor Administrative Agent, together with their respective Affiliates, and the employees, agents and attorneys-in-fact of such persons.

         7.4  RELIANCE BY ADMINISTRATIVE AGENT.

                  (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of Requisite Lenders as it deems appropriate and indemnification for all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, provided, however, that Administratiave Agent shall be justified in refusing to take action if such action is in violation of law or the terms of this Agreement or any other Credit Document, based on the advise of Administrative Agent's legal counsel. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of Requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

                  (b) For purposes of determining compliance with the conditions precedent specified in SECTION 3, each Lender that has executed this Agreement or shall hereafter execute and deliver an Assignment and Acceptance in accordance with SECTION 8.6 shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received notice from such Lender prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to Administrative Agent to that effect or such Lender shall not have made available to Administrative Agent its ratable portion of such borrowing.

         7.5 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent on behalf and for the benefit of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that Administrative Agent receives such a notice, Administrative Agent shall give notice thereof to each Lender. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by Requisite Lenders in accordance with SECTION 6; provided, however, that unless and until Administrative Agent shall have received any such request, Administrative



                                      51.

Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem in the best interest of Lenders.

         7.6 NON-RELIANCE BY LENDERS. Each Lender expressly acknowledges that none of Administrative Agent-Related Persons has made any representation or warranty to it and that no act by Administrative Agent hereafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Administrative Agent to such Lender. Each Lender confirms to Administrative Agent that it has not relied, and will not rely hereafter, on Administrative Agent to check or inquire on such Lender's behalf into the adequacy, accuracy or completeness of any information provided by Borrower or any other Person under or in connection with the Credit Documents or the transactions herein contemplated (whether or not the information has been or is hereafter distributed to such Lender by Administrative Agent). Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of Borrower, and all applicable regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and the other Credit Documents and extend credit to Borrower under and pursuant to this Agreement. Each Lender also represents that it will, independently and without reliance upon Administrative Agent and based on such documents and appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide to any Lender any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrower which may come into the possession of any Administrative Agent-Related Persons. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, priority, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement the Credit Documents or for any representations or warranties, recitals or statements made herein or therein or made in any written or oral statements, or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made available by Administrative Agent to Lenders or by or on behalf of Borrower to Administrative Agent or any Lender in connection with the Credit Documents or the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any Person liable for payment of the Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default.

         7.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans or the


                                      52.

termination or the resignation of the related Administrative Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any of the other Credit Documents or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to Administrative Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or other out-of-pocket expenses (including reasonable attorneys' expenses and disbursements) incurred by Administrative Agent in connection with the preparation, execution, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document to the extent that Administrative Agent has not previously been reimbursed for such expenses by or on behalf of Borrower. Without limiting the generality of the foregoing, if the IRS or any Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this SECTION 7.7, together with all costs and expenses (including reasonable attorneys' expenses and disbursements). The obligations of Lenders in this SECTION 7.7 shall survive the repayment of all Obligations and the termination of the Credit Documents.

         7.8 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may, and at the request of Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders. If Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then Requisite Lenders shall appoint from among Lenders a successor Administrative Agent for Lenders. If no successor Administrative Agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor Administrative Agent from among Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder and under the other Credit Documents, such successor Administrative Agent shall succeed to the rights, powers and duties of Administrative Agent, the term "Administrative Agent" shall mean such successor Administrative Agent effective upon its appointment, and the former Administrative Agent's appointment, rights, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this SECTION 7 and SECTIONS 8.4 and 8.14 shall continue to inure to its benefit as to actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.

         7.9  MATTERS REGARDING THE COLLATERAL.

                  (a) Administrative Agent is authorized on behalf of Lenders, without the necessity of any notice to or further consent from Lenders, from time to time to take any action



                                      53.

with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents; provided, however, that Administrative Agent shall not be responsible for the effectiveness of such Collateral Document as provided in SECTION 7.6.

                  (b) Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Credit Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting Property in which Borrower did not own an interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or another debt instrument, if the indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by Requisite Lenders or all Lenders, as the case may be, as provided in SECTION 8.1. Upon request by Administrative Agent at any time, Lenders shall confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this SECTION 7.9(b). Requisite Lenders may also deliver written directions to Administrative Agent not to take any specific action permitted by this SECTION 7.9(b) and, following receipt of such notice, but subject to the other terms of this Agreement, Administrative Agent shall cease from taking such action.

SECTION 8.    MISCELLANEOUS.

         8.1 AMENDMENTS. No amendment or waiver of any provision of this Agreement or any of the other Credit Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders and acknowledged by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders (other than any Lender which is in default of its obligations hereunder) and Borrower and acknowledged by Administrative Agent, do any of the following:

                  (a) increase or extend the Aggregate Investment Capital Loan Commitment or any Investment Capital Lender's Investment Capital Loan Commitment Percentage (or reinstate any such commitment terminated hereunder); or increase or extend the Aggregate Working Capital Loan Commitment or any Working Capital Lender's Working Capital Loan Commitment Percentage (or reinstate any such commitment terminated hereunder);

                  (b) postpone or delay any date fixed by this Agreement or any other Credit Document for any payment or prepayment of amounts due to Lenders hereunder or under any other Credit Document other than payments of principal, interest and commitment fees solely with respect to either the Investment Capital Loan Facility or the Working Capital Facility;



                                      54.

                  (c) reduce the amount of any amounts payable to Lenders (or any of them) hereunder or under any other Credit Document other than payments of principal, interest and commitment fees solely with respect to either the Investment Capital Loan Facility or the Working Capital Facility;

                  (d) change the percentage of the Aggregate Commitment, the Aggregate Investment Capital Loan Commitment or the Aggregate Working Capital Loan Commitment or of the aggregate unpaid principal amount of the Loans, the Investment Capital Loans or the Working Capital Loans, as applicable, which is required for Lenders, Investment Capital Lenders or Working Capital Lenders, as applicable, to take any action hereunder;

                  (e) release all or any substantial part of the collateral granted or pledged under any of the Collateral Documents, except as otherwise may be provided in the Collateral Documents; or

                  (f) amend this SECTION 8.1 or any provision herein expressly providing for consent or other action by all Lenders, all Investment Capital Lenders or all Working Capital Lenders;

provided further, that no amendment or waiver shall, unless in writing and signed by Administrative Agent in addition to Requisite Lenders, Requisite Investment Capital Lenders or Requisite Working Capital Lenders, as applicable, or all Lenders, all Investment Capital Lenders or all Working Capital Lenders, as applicable, affect the rights or duties of Administrative Agent under this Agreement or any other Credit Document.

         Notwithstanding anything to the contrary in this SECTION 8.1, no amendment or waiver of any provision of this Agreement or any of the other Credit Documents relating solely to the terms and conditions of the Investment Capital Loan Facility (including as to those matters set forth in this Agreement expressly requiring the approval of Requisite Investment Capital Lenders), nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Investment Capital Lenders; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all Investment Capital Lenders (other than any Investment Capital Lender which is in default of its obligations hereunder) and Borrower and acknowledged by Administrative Agent, do any of the following:

                  (g) postpone or delay any date fixed by this Agreement or any other Credit Document for any payment or prepayment of principal, interest, fees or other amounts due to Investment Capital Lenders (or any of them) solely with respect to the Investment Capital Loan Facility hereunder or under any other Credit Document; or

                  (h) reduce the principal of, or the rate of interest specified herein on any Investment Capital Loan (except in connection with a waiver of applicability of any post-default increase in interest rates), or any fees or other amounts payable to Investment Capital Lenders with respect to the Investment Capital Loan Facility hereunder or under any other Credit Document.



                                      55.

         Notwithstanding anything to the contrary in this SECTION 8.1, no amendment or waiver of any provision of this Agreement or any of the other Credit Documents relating solely to the terms and conditions of the Working Capital Loan Facility (including as to those matters set forth in this Agreement expressly requiring the approval of Requisite Working Capital Lenders), nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Working Capital Lenders; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all Working Capital Lenders (other than any Working Capital Lender which is in default of its obligations hereunder) and Borrower and acknowledged by Administrative Agent, do any of the following:

                  (i) postpone or delay any date fixed by this Agreement or any other Credit Document for any payment or prepayment of principal, interest, fees or other amounts due to Working Capital Lenders (or any of them) solely with respect to the Working Capital Loan Facility hereunder or under any other Credit Document; or

                  (j) reduce the principal of, or the rate of interest specified herein on any Working Capital Loan (except in connection with a waiver of applicability of any post-default increase in interest rates), or any fees or other amounts payable to Working Capital Lenders solely with respect to the Working Capital Loan Facility hereunder or under any other Credit Document.

         8.2 NOTICES, ETC. Except as to those notices and other communications which are expressly authorized to be sent telephonically, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and sent by certified mail, overnight courier service, telecopied or delivered, and addressed to Borrower, Administrative Agent or such Lender at its address shown, or at such other address as it may, by written notice received by the other parties to this Agreement, have designated as its address for such purposes. Administrative Agent or any Lender giving any waiver, consent or notice to, or making any request upon, Borrower hereunder shall promptly notify the other parties to this Agreement at the addresses set forth below:

                  Borrower         Leap Wireless International, Inc.
                                   10307 Pacific Center Court
                                   San Diego, California 92121

                                   Attention: President
                                   Fax No.: [____________]

                                   With a copy to:

                                   Leap Wireless International, Inc.
                                   10307 Pacific Center Court
                                   San Diego, California 92121

                                   Attention: General Counsel
                                   Fax No.: [_____________]



                                      56.

       Administrative Agent        ABN AMRO Bank N.V.
                                   Agency Services
                                   1325 Avenue of the Americas, 9th Floor
                                   New York, New York 10019

                                   Attention:  Linda Boardman, Vice President
                                               and Director
                                   Fax No.: (212) 314-1711
                                   Phone No.: (212) 314-1724

                                   With a copy to:

                                   ABN AMRO Bank N.V.
                                   Los Angeles Branch
                                   300 South Grand Avenue
                                   Suite 2650
                                   Los Angeles, California  90071
                                   Attention: Credit Administration
                                   Fax No.:  (213) 687-2390



                  Lender           QUALCOMM Incorporated
                                   6455 Lusk Boulevard
                                   San Diego, California 92121-2779

                                   Attention:  Vice President, Customer Finance
                                   Fax No. (619) 658-4203

                                   With copy to:

                                   QUALCOMM Incorporated
                                   6455 Lusk Boulevard
                                   San Diego, California 92121-2779

                                   Attention: General Counsel
                                   Fax No. (619) 658-2500


The address for notices for Persons which subsequently become Lenders hereunder shall be as noted in the assignment and acceptance documentation to which such Person becomes a party. Except as set forth below, all such notices and communications shall, when mailed or telecopied, be effective, if deposited in the mails, two (2) Business Days after deposit in the mails, or if telecopied, upon being telecopied, with receipt telephonically confirmed by sender, respectively, addressed as aforesaid; provided, however, that notices to Lenders or Administrative Agent pursuant to the provisions of SECTION 2 shall not be effective, as of a given Business Day, unless



                                      57.

actually received by Lenders or Administrative Agent or both, as applicable, prior to 1:00 p.m. New York time, on said Business Day. Notices given to Lenders or Administrative Agent pursuant to the provisions of SECTION 2 which are received after 1:00 p.m. New York time on a Business Day shall be considered effective as of the next succeeding Business Day. Each of such notices specified in SECTION 2 shall be given by telephone, facsimile or delivery of such notice. Neither Lenders nor Administrative Agent shall incur any liability to Borrower in acting upon any telephone or facsimile notice referred to in SECTION 2 which Lenders or Administrative Agent believe in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower. Each such telephonic or facsimile notice shall be irrevocable and binding on Borrower.

         8.3 NO WAIVER; REMEDIES. No failure on the part of Administrative Agent or Lenders to exercise, and no delay in exercising, any right under any Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Credit Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Credit Documents are cumulative and not exclusive of any remedies provided by law.

         8.4 COSTS, EXPENSES AND TAXES. Borrower agrees to pay Administrative Agent or Lenders, as the case may be, on demand, whether or not any Loan is made hereunder, (i) all reasonable fees and expenses, including reasonable attorneys' fees, incurred by Administrative Agent and Lenders in connection with the negotiation of and/or the preparation of amendments to and waivers under the Credit Documents, (ii) all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), incurred by Administrative Agent and Lenders in connection with the enforcement and administration of the Credit Documents and the other documents to be delivered under the Credit Documents and
(iii) any and all recording and filing fees associated with the foregoing and any future stamp, excise and other similar taxes with respect to the foregoing, and Borrower agrees to indemnify and hold Administrative Agent and Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay Lenders any such taxes. As used herein, "attorneys' fees" shall include, without limitation, allocable costs of Administrative Agent's and Lenders' in-house legal counsel and staff.

         8.5  RIGHT OF SET-OFF.

                  (a) Upon the occurrence and during the continuance of any Event of Default, Administrative Agent and Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lenders to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under any Credit Document, irrespective of whether or not Administrative Agent or Lenders shall have made any demand under such Credit Document and although such obligations may be unmatured. Lenders agree promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lenders under this Section are in addition to other rights and remedies (including other rights of set-off) which Lenders may have.



                                      58.

                  (b) Borrower's obligations to make payments and perform all other obligations hereunder, and the rights of Administrative Agent and Lenders in and to such payments and performance, are absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever.

         8.6 BINDING EFFECT; ASSIGNMENTS; GOVERNING LAW. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Borrower, Lenders and Administrative Agent and their respective successors and assigns. Borrower shall not have the right to assign its rights or delegate its duties hereunder or any interest herein without the prior written consent of Lenders and Administrative Agent. Lenders may assign or sell participation interests in all or any part of their interests under this Agreement or any of the other Credit Documents; provided, however, no Lender shall transfer or grant any participating interest under which the participant shall have rights to approve any amendment, consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would require unanimous consent as described in SECTION 8.1; and provided, further, that no assignment of a Lender's Loans and portion or the Aggregate Commitment shall be in an aggregate amount of less than $2,500,000; and provided, finally, that prior to the fourth anniversary hereof QUALCOMM in its capacity as a Lender hereunder shall not make any assignment of its interests under this Agreement if, as a result of such assignment, QUALCOMM's percentage portion of all Loans then outstanding, all Investment Capital Commitments and all Working Capital Commitments, respectively would, in each case be less than 51%. Lenders may, subject to SECTION 8.19, disclose the Credit Documents and any financial or other information relating to Borrower to any potential assignee or participant. The form of Assignment and Acceptance is attached hereto as EXHIBIT G. This Agreement and the other Credit Documents shall be governed by, and construed in accordance with, the laws of the State of California.

         8.7 COLLATERAL. The obligations of Borrower under this Agreement are secured by the Collateral Documents.

         8.8 NATURE OF LENDERS' OBLIGATIONS. Nothing contained in this Agreement, any other Credit Document or the Specified Agreements and no action taken by Lenders pursuant hereto or thereto may, or may be deemed to, make Administrative Agent or Lenders a partnership, an association, a joint venture, or other entity, with Borrower.

         8.9 NON-LIABILITY OF LENDERS. The relationship between Borrower and Lenders is, and shall at all times remain, solely that of borrower and lender, and Lenders and Administrative Agent neither undertake nor assume any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by Administrative Agent or any of Lenders in connection with any such matter is for the protection of Administrative Agent and Lenders, and neither Borrower nor any third party is entitled to rely thereon.



                                      59.

         8.10 JURISDICTION, VENUE, SERVICE OF PROCESS; ARBITRATION.

                  (a) JURISDICTION, VENUE. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA IN THE COUNTY OF SAN DIEGO OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF CALIFORNIA AS ADMINISTRATIVE AGENT OR ANY LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH OF BORROWER, LENDERS AND ADMINISTRATIVE AGENT ACCEPTS AND CONSENTS TO, FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY ADMINISTRATIVE AGENT AND EACH LENDER IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY BORROWER AGAINST ADMINISTRATIVE AGENT OR ANY LENDER. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.

                  (b) SERVICE OF PROCESS. SERVICE OF PROCESS ON BORROWER, ADMINISTRATIVE AGENT OR ANY LENDER IN ANY ACTION SUBJECT TO THIS SECTION 8.10 SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 8.2.

                  (c) WAIVER OF JURY TRIAL. BORROWER, EACH LENDER AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         8.11 CONFLICT IN CREDIT DOCUMENTS. To the extent there is any actual irreconcilable conflict between the provisions of this Agreement and any other Credit Document, the provisions of this Agreement shall prevail.

         8.12 MAXIMUM RATE. In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lenders have received interest and other charges hereunder in excess of the highest rate applicable hereto, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

         8.13 BROKER. Borrower and Lenders represent and warrant to each other that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission as a result of their respective conduct and each agrees to indemnify and hold the other harmless against any and all such claims for which the indemnitor is responsible.

         8.14 INDEMNIFICATION. Borrower agrees to indemnify, save, and hold harmless Administrative Agent, Lenders and their directors, officers, agents, attorneys and employees (collectively, the "indemnitees") from and against: (i) any and all claims, demands, actions, or



                                      60.

causes of action that are asserted against any indemnitee by any Person if the claim, demand, action, or cause of action arises out of or relates to a claim, demand, action, or cause of action that the Person asserts or may assert against Borrower, or any officer, director or shareholder of Borrower in their capacity as such, (ii) any and all claims, demands, actions or causes of action that are asserted against any indemnitee (other than by Borrower or by another indemnitee) if the claim, demand, action or cause of action arises out of or relates to the Loans, the use of proceeds of any Loans, or the relationship of Borrower and Lenders under this Agreement or any transaction contemplated pursuant to this Agreement, (iii) any administrative or investigative proceeding by any governmental agency arising out of or related to a claim, demand, action or cause of action described in clauses (i) or (ii) above; and (iv) any and all liabilities, losses, costs, or expenses (including outside attorneys' fees, in-house counsel fees and disbursements) that any indemnitee suffers or incurs as a result of any of the foregoing; provided, that Borrower shall have no obligation under this SECTION 8.14 to any Lender or Administrative Agent with respect to any of the foregoing arising out of the gross negligence or willful misconduct of such Lender or Administrative Agent.

         8.15 HEADINGS. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

         8.16 COUNTERPARTS. This Agreement may be executed in identical original counterparts, each of which will be deemed to be an original and taken together shall constitute one and the same instrument.

         8.17 SURVIVAL. All indemnities herein shall survive the execution and delivery of this Agreement and the making and repayment of all Loans.

         8.18 EFFECTIVENESS. This Agreement shall become effective on the date on which Borrower, Lenders and Administrative Agent shall have signed a copy hereof, the same shall have been delivered to the parties and any of the securities of Borrower are listed or approved for listing upon notice of issuance on the NASDAQ National Market System.

         8.19 CONFIDENTIALITY. Each of Administrative Agent and Lenders agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under SECTION 5.1(g) to keep confidential any material non-public information from time to time supplied to it under this Agreement; provided, however, that nothing herein shall prohibit Administrative Agent or any Lender from disclosing such information (i) to the extent Administrative Agent or such Lender in good faith believes it is required by statute, rule, regulation or judicial process to divulge such information to any Person as required by such authority, (ii) to Administrative Agent's or such Lender's counsel, (iii) to Administrative Agent's or such Lender's examiners, regulators, advisors, auditors or comparable Persons, (iv) to any of Administrative Agent's or such Lender's Affiliates, (v) to any other Lender or any assignee, transferee or participant of all or any portion of Administrative Agent's or any Lender's rights under this Agreement or the other Credit Documents who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto, or (vi) any other Person in connection with any litigation to which any of Lenders is a party; and provided, further, that no Lender or Administrative Agent shall have any obligation under this SECTION 8.19 to the extent any such information



                                      61.

becomes available on a non-confidential basis from a source other than Borrower or its Subsidiaries or that any information becomes publicly available other than by a breach of this SECTION 8.19. Each Lender agrees it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing its rights under this Agreement and the other Credit Documents. Without affecting any other rights of Borrower, each Lender agrees that Borrower shall be entitled to seek the remedies of injunction and specific performance for any breach of the provisions of this SECTION 8.19.

         8.20 CONFLICT IN CREDIT DOCUMENTS. To the extent there is any actual irreconcilable conflict between the provisions of this Agreement and any other Credit Document, the provisions of this Agreement shall prevail.

         8.21 ENTIRE AGREEMENT. This Agreement, the other Credit Documents and the documents and agreements executed in connection herewith and therewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.



                                      62.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.

BORROWER:                  LEAP WIRELESS INTERNATIONAL, INC.,
                           a Delaware corporation



                           By:
                                    -------------------------------------
                                    Harvey P. White,
                                    President and Chief Executive Officer


                           By:
                                    -------------------------------------
                                    Tom Williardson,
                                    Senior Vice President, Finance and Treasurer



ADMINISTRATIVE AGENT:      ABN AMRO BANK N.V., AS ADMINISTRATIVE AGENT



                           By:
                                    -------------------------------------
                                    Name:
                                    Title:

                           By:
                                    -------------------------------------
                                    Name:
                                    Title:

                           Administrative Agent's Payment Office

                           ABN AMRO Bank N.V.
                           1325 Avenue of the Americas, 9th Floor
                           New York, New York  10019
                           ABA No. 026009580
                           F/O ABN AMRO Bank N.V. - Chicago CPU
                           Acct. No. 650-001-1789-41
                           REF:  CPU 00436844 QUALCOMM


LENDER:                    QUALCOMM INCORPORATED



                           By:
                                    -------------------------------------
                                    Name:



                                CREDIT AGREEMENT

                                      63.

                                    Title:

                           Domestic Lending Office

                           QUALCOMM Incorporated
                           6455 Lusk Blvd.
                           San Diego, California 92121
                           Attention: Vice President - Customer Finance Fax No. (619) 658-4203
                           With Copy to:  General Counsel






                                CREDIT AGREEMENT

                                  SCHEDULE 1.1

                                   COMMITMENTS


                           INVESTMENT CAPITAL LOAN COMMITMENT          WORKING CAPITAL LOAN COMMITMENT

QUALCOMM Incorporated               $229,800,000                                 $35,200,000


                               INDEX OF SCHEDULES

Schedule 1.1  --  Commitments


                                INDEX OF EXHIBITS


Exhibit A-1    --   Form of Investment Capital Note
Exhibit A-2    --   Form of Working Capital Note
Exhibit B      --   Form of Borrowing Request
Exhibit C      --   Form of Notice of Conversion/Continuation
Exhibit D      --   Form of Non-Bank Lender Tax Certificate
Exhibit E      --   Form of Security Agreement
Exhibit F      --   Form of Securities Pledge Agreement
Exhibit G      --   Form of Assignment and Acceptance

                                   EXHIBIT A-1

                         FORM OF INVESTMENT CAPITAL NOTE


$________________                                                       [ DATE ]
                                                   San Diego, California, U.S.A.


         LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of [ NAME OF LENDER ], a corporation duly organized under the laws of the State of [______________] ("Lender"), at the offices of [________________________] or at such other office as the Administrative Agent may specify from time to time, in lawful money of the United States of America at Maturity (as defined in that certain Credit Agreement dated as of _______________, 1998, by and among Borrower, the Lenders and ABN AMRO Bank N.V., as Administrative Agent, as the same may from time to time amended, modified, supplemented or restated, the "Credit Agreement"), the lesser of (i) the principal amount of _______________________________________
Dollars ($______________) or (ii) the principal amount of all Investment Capital Loans outstanding in favor of Lender at Maturity. Borrower further agrees (a) to make scheduled repayments of principal in the amounts and on the dates provided in the Credit Agreement and (b) to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Credit Agreement. All remaining accrued but unpaid interest shall in any event be due and payable upon Maturity. All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of the Credit Agreement and the other Credit Documents, but neither this reference to the Credit Agreement and the other Credit Documents nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

         In case an Event of Default (as defined in the Credit Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The undersigned may, at its option, prepay all or any part of the principal of this Note before maturity upon the terms provided in the Credit Agreement. In addition, the undersigned shall, upon the terms provided in the Credit Agreement, be obligated to make certain prepayments of the principal of this Note in certain amounts before maturity.

         The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.


                                       1.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the State of California (without giving effect to any conflict of laws provisions contained therein).


                                         LEAP WIRELESS INTERNATIONAL, INC..,
                                         a Delaware corporation


                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------


                                       2.

                                   EXHIBIT A-2

                          FORM OF WORKING CAPITAL NOTE


$__________                                                             [ DATE ]
                                                   San Diego, California, U.S.A.


         LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of [ NAME OF LENDER ], a corporation duly organized under the laws of the State of [______________] ("Lender"), at the offices of [________________________], or at such other office as the Administrative Agent may specify from time to time, in lawful money of the United States of America at Maturity (as defined in that certain Credit Agreement dated as of _______________, 1998, by and among Borrower, the Lenders and ABN AMRO Bank N.V., as Administrative Agent, as the same may from time to time amended, modified, supplemented or restated, the "Credit Agreement"), the lesser of (i) the principal amount of _____________________________________ Dollars ($________________) or (ii) the
principal amount of all Working Capital Loans outstanding in favor of Lender at Maturity. Borrower further agrees (a) to make scheduled repayments of principal in the amounts and on the dates provided in the Credit Agreement and (b) to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Credit Agreement. All remaining accrued but unpaid interest shall in any event be due and payable upon Maturity. All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of the Credit Agreement and the other Credit Documents, but neither this reference to the Credit Agreement and the other Credit Documents nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

         In case an Event of Default (as defined in the Credit Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The undersigned may, at its option, prepay all or any part of the principal of this Note before maturity upon the terms provided in the Credit Agreement. In addition, the undersigned shall, upon the terms provided in the Credit Agreement, be obligated to make certain prepayments of the principal of this Note in certain amounts before maturity.

         The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.


                                       1.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the State of California (without giving effect to any conflict of laws provisions contained therein).


                                         LEAP WIRELESS INTERNATIONAL, INC..,
                                         a Delaware corporation


                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                       2.

                                    EXHIBIT B

                            FORM OF BORROWING REQUEST


                                                      Date: ____________________

To:      [______________________________]

Re: Credit Agreement dated as of ____________, 1998 (as the same may from time to time be amended, modified or supplemented or restated, the "Credit Agreement"), by and among Leap Wireless International, Inc., as Borrower, QUALCOMM Incorporated ("QUALCOMM") and the other Lenders named therein (collectively, the "Lenders"), and ABN AMRO Bank N.V., as Administrative Agent on behalf of the Lenders

Ladies and Gentlemen:

The undersigned, LEAP WIRELESS INTERNATIONAL, INC. ("Borrower") refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby each gives you notice irrevocably, pursuant to SECTION 2.5(a) of the Credit Agreement, of the borrowing of a [Working Capital Loan] [Investment Capital Loan] as specified herein:

         1. The aggregate amount of the requested borrowing is $__________________.


         2. The Funding Date, which shall be a Business Day, of the requested borrowing is _____________, 199__/200__.

The undersigned hereby certifies that the following statements are true and on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of Borrower contained in SECTION 4 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed borrowing;

                  (c) the requested borrowing will not cause the aggregate principal amount of all outstanding [Working Capital Loans] [Investment Capital Loans] to exceed, as of the designated funding date, the [Aggregate Working Capital Loan Commitment] [Aggregate Investment Capital Loan Commitment.]; and

                  (d) attached hereto as SCHEDULE 1 (to be delivered to QUALCOMM only) is (i) a complete and current copy of Borrower's budget and (ii) all other correct and complete


                                       1.

supporting documentary information necessary to evidence compliance with SECTION
2.3 of the Credit Agreement.

                                         LEAP WIRELESS INTERNATIONAL, INC..,
                                         a Delaware corporation


                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                       2.

                         SCHEDULE 1 TO BORROWING REQUEST

                         DATED _____________, 19__/200__


                  BUDGET AND SUPPORTING DOCUMENTARY INFORMATION



                                   Schedule 1

                                    EXHIBIT C

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                      Date: ____________________


         To:      [____________________]
         Attention:  __________________

Re: The Credit Agreement dated as of ____________, 1998 (as the same may from time to time be amended, modified or supplemented or restated, the "Credit Agreement"), by and among Leap Wireless International, Inc., as Borrower, QUALCOMM Incorporated ("QUALCOMM") and the other Lenders named therein (collectively, the "Lenders"), and ABN AMRO Bank N.V., as Administrative Agent on behalf of the Lenders

Ladies and Gentlemen:

The undersigned, LEAP WIRELESS INTERNATIONAL, INC., ("Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby each gives you notice irrevocably, pursuant to SECTION 2.6(b) of the Credit Agreement, of the [conversion] [continuation] of the [Working Capital Loans] [Investment Capital Loans] specified herein, that:

         1. The date of the [conversion] [continuation] is _____________, 19__/200__.


         2. The aggregate amount of the proposed [Working Capital Loans] [Investment Capital Loans] [converted] is $______________ or [continued] is $______________.

         3. The [Working Capital Loans] [Investment Capital Loans] are to be [converted into] [continued as] [Eurodollar Loans] [Base Rate Loans].

         4. [If applicable:] The duration of the Interest Period for the Eurodollar Loans included in the [conversion] [continuation] shall be ___________ months. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of Borrower contained in SECTION 4 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed borrowing.


                                         LEAP WIRELESS INTERNATIONAL, INC..,
                                         a Delaware corporation


                                         By:
                                             -----------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------


                                       2.

                                   EXHIBIT D

                    FORM OF NON-BANK LENDER TAX CERTIFICATE


     Reference is hereby made to the Credit Agreement dated as of _________, 1998 (as the same may from time to time be amended, modified or supplemented or restated, the "Credit Agreement"), by and among Leap Wireless International, Inc., a Delaware corporation, as the borrower ("Borrower"), QUALCOMM Incorporated ("QUALCOMM") and the other Lenders named therein (collectively, the "Lenders"), and ABN AMRO Bank N.V., as Administrative Agent on behalf of the Lenders. Pursuant to the provisions of SECTION 2.14(c)(vii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended and the Treasury Regulations adopted thereunder.


                                  NAME OF LENDER:

                                  ---------------------------------

                                  By: -----------------------------

                                  Name: ---------------------------

                                  Title: --------------------------

                                    EXHIBIT E


                           FORM OF SECURITY AGREEMENT


         THIS SECURITY AGREEMENT, dated as of _______, 1998, is made by LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (the "Grantor"), in favor of the Agent on behalf and for the benefit of the Lenders (as such terms are defined below).

                                       I.
                                    RECITALS

         A. The Grantor is entering into that Credit Agreement dated as of the date hereof (as the same may from time to time be amended, modified, supplemented or restated, the "Credit Agreement"), among Grantor, as borrower, QUALCOMM INCORPORATED, a Delaware corporation ("QUALCOMM"), and the Persons from time to time party thereto and named as Lenders therein (the "Lenders"), and ABN AMRO Bank N.V., as Agent (in such capacity, the "Agent"), pursuant to which the Lenders agree to make certain loans in favor of the Grantor (the "Loans") for the purposes, upon the terms and subject to the conditions set forth in the Credit Agreement.

         B. The Lenders are willing to make the Loans available to the Grantor, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Agent this Security Agreement.

                                       II.
                                    AGREEMENT

         NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and to make the Loans available thereunder, and in consideration of the Agent agreeing to act in such capacities thereunder, and for other good and valuable consideration, and intending to be legally bound, the Grantor hereby represents, warrants, covenants and agrees as follows:

         SECTION 1. DEFINED TERMS. Unless otherwise defined herein, (a) the capitalized terms defined in the Credit Agreement are used herein as therein defined and (b) the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "Account Debtor" means any "account debtor," as such term is defined in
Section 9105(1)(a) of the UCC.

         "Account" means any "account," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Grantor (including, without limitation, under any trade name, style or division


                                       1.

thereof) whether arising out of goods sold or services rendered by the Grantor or from any other transaction, whether or not the same involves the sale of goods or the performance of services or both by the Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of the Grantor's rights in, to and under all of its respective purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to the Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by the Grantor (whether or not yet earned by performance on the part of the Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

         "Chattel Paper" means any "chattel paper," as such term is defined in
Section 9105(1)(b) of the UCC, now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest.

         "Collateral" shall have the meaning assigned to such term in SECTION 2 of this Security Agreement.

         "Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Grantor may now or hereafter have any right, title or interest, including, without limitation, (i) any and all reseller contracts and (ii) with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

         "Copyrights" means all of the following now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country;
(ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

         "Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest.

         "Deposit Account" means any "deposit account," as such term is defined in Section 9105(e) of the UCC, and includes, without limitation, any demand, time, savings passbook or like account now or hereafter maintained with a bank, savings and loan association, credit union or like organization (including any Lender), by or for the benefit of Grantor, or in which Grantor now holds or hereafter acquires any interest, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.



                                       2.

         "Documents" means any "documents," as such term is defined in Section 9105(1)(f) of the UCC, now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest.

         "Equipment" means any "equipment," as such term is defined in Section 9109(2) of the UCC, now or hereafter owned or acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all machinery, equipment, base station transceiver subsystems, intelligent base system controllers, furnishings, trucks and other vehicles, boats, tractors, trailers, railcars and other rolling stock, aircraft, aircraft engines, avionics, tanks, pumps, filters, generators, computers and other electronic data-processing and any other office equipment of any nature whatsoever, laboratory equipment, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "Fixtures" means "fixtures," as such term is defined in Section 9313(1)(a) of the UCC, now or hereafter owned or acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, regardless of where located, all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including, without limitation, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning and air cooling, refrigerating, food preparation, incinerating and power, loading and unloading, signs, escalators, elevators, boilers, communication, switchboards, tanks, pumps, filters, sprinkler and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, together with all right, title and interest of the Grantor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

         "General Intangibles" means any "general intangibles," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest which the Grantor may now or hereafter have in or under any Contract, customer lists, Copyrights, Trademarks, Patents, rights in Intellectual Property, interests in partnerships, limited liability companies, joint ventures and other business associations, Licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, cash and other forms of money or currency, Deposit Accounts



                                       3.

(including as defined in Section 9105(e) of the UCC), rights to receive tax refunds and other payments and rights of indemnification.

         "Instruments" means any "instrument," as such term is defined in
Section 9105(1)(i) of the UCC now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitutes, Chattel Paper.

         "Intellectual Property" means all Copyrights, Trademarks, Patents, trade secrets, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records.

         "Inventory" means any "inventory," as such term is defined in Section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, merchandise, tickets, goods and other personal property which are held by or on behalf of the Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Grantor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to the Agent from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Grantor or is held by the Grantor or by others for the Grantor's accounts, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of the Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

         "Investment Property" means any "investment property," as such term is defined in Section 9115(1)(f) of the UCC), now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, Securities Accounts, commodity contracts, commodity accounts and financial assets, as such terms are defined in the UCC.

         "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest.

         "Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest.



                                       4.

         "Patents" means all of the following now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest: (a) letters patent of the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to issue in any such applications.

         "Proceeds" means "proceeds," as such term is defined in Section 9306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, Investment Property, cash or other forms of money or currency or other proceeds payable to the Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (d) any claim of the Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (e) all certificates, dividends, cash, Instruments and other property received or distributed in respect of or in exchange for any Investment Property, (f) all cash and other proceeds received under and in respect of any letter of credit or other support obligation, and (g) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Secured Obligations" means all loans, advances, debts, liabilities and obligations, for monetary amounts owed by the Grantor to the Lenders, Agent or the Agent, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under the Credit Agreement or any other Credit Document, including, without limitation, under any of the Notes, the Fixed Rate Notes (upon any Conversion to High Yield Structure), interest rate or currency swap or other hedging agreements, whether or not evidenced by any note, agreement or other document or instrument. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement of a case against the Grantor or any Affiliate of the Grantor under the United States Bankruptcy
Code), fees, including, without limitation, any and all closing fees, prepayment fees, commitment fees, loan fees, agent fees, Attorney Costs and any and all other fees, expenses, costs or other sums chargeable to the Grantor under any of the Credit Documents.

         "Securities Account" means any "securities account," as such term is defined in Section 8501(a) of the UCC.

         "Security Agreement" means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.



                                       5.

         "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest.

         "Trademarks" means any of the following now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest: (a) any and all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) any reissues, extensions or renewals thereof.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

         SECTION 2. GRANT OF SECURITY INTEREST. As security for the full, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Lenders and the Agent to enter into the Credit Agreement and the Lenders to make the Loans available to and for the benefit of the Grantor upon the terms and subject to the conditions thereof, the Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, on behalf and for the benefit of itself and the Lenders, and hereby grants to the Agent, on behalf and for the benefit of itself and the Lenders, a security interest in and to all of the Grantor's right, title and interest in, to and under each of the following (all of which being hereinafter collectively called the "Collateral"):

                  (a)      All Accounts;

                  (b)      All Chattel Paper;

                  (c)      All Contracts;

                  (d)      All Documents;

                  (e)      All Equipment;

                  (f)      All Fixtures;

                  (g)      All General Intangibles;



                                       6.

                  (h)      All Instruments;

                  (i)      All Inventory;

                  (j)      All Investment Property;

                  (k) All other goods and personal property of the Grantor whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, the Grantor and wherever located; and

                  (l) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

         Notwithstanding anything to the contrary contained herein, the Grantor shall be deemed not to have assigned to the Agent, or have granted to the Agent, on behalf and for the benefit of itself and the Lenders, a security interest in any Collateral to the extent such assignment, or the grant of such security interest, would violate any governmental statute, rule, regulation or order relating to communications licenses.

         SECTION 3.        RIGHTS OF THE AGENT; COLLECTION OF ACCOUNTS.

                  (a) Notwithstanding anything contained in this Security Agreement to the contrary, the Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Neither the Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to the Agent of a security interest therein or the receipt by the Agent or any Lender of any payment relating to any Contract or License pursuant hereto, nor shall the Agent or any Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) The Agent authorizes the Grantor to collect its Accounts; provided that the Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. If required by the Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by the Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by the Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Agent subject to withdrawal by the Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by the Grantor for and as the Agent's property, on behalf and for the benefit of the Lenders, and shall not be commingled with the Grantor's other funds or properties. Such



                                       7.

Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Upon the occurrence and during the continuation of any Event of Default, the Agent may, in its sole discretion, after consultation with Required Lenders, apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of SUBSECTION 7(d), below, and any part of such funds which the Agent elects not so to apply and deem not required as collateral security for the Secured Obligations shall be paid over from time to time by the Agent to the Grantor. If an Event of Default has occurred and is continuing, at the request of the Agent, the Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and the Grantor shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                  (c) The Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying the Grantor of its intention to do so, notify Account Debtors of the Grantor, parties to the Contracts of the Grantor, obligors in respect of Instruments of the Grantor and obligors in respect of Chattel Paper of the Grantor that the Accounts and the right, title and interest of the Grantor in and under such Contracts, Instruments, and Chattel Paper have been assigned to the Agent, on behalf and for the benefit of the Lenders, and that payments shall be made directly to the Agent. Upon the request of the Agent, the Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, the Agent may, in its name, or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to the Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents and warrants to the Agent that:

                  (a) The Grantor is the sole legal and equitable owner or, as to Intellectual Property licensed from other Persons, licensee of each item of the Collateral in which it purports to grant a security interest hereunder, having good, marketable and insurable title or rights thereto free and clear of any and all Liens, except for the Permitted Liens.

                  (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by the Grantor in favor of the Agent pursuant to this Security Agreement or such as relate to other Permitted Liens.

                  (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which the Grantor now has rights, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, the Agent has a fully perfected first priority security interest in all of the Collateral in which the Grantor now has rights to the extent a security interest in such Collateral may be


                                       8.

perfected by (i) the filing of UCC financing statements, (ii) the delivery into the Agent's possession of the execution originals to all Chattel Paper and Instruments, (iii) the delivery of collateral control agreements duly executed by the depository institution or the security intermediary (as defined in Section 8102(a)(14) of the UCC), as applicable, at which Grantor maintains its Deposit Accounts, or its Securities Accounts and (iv) the delivery of written notice of such security interest to all issuers and underwriters of insurance policies maintained by the Grantor, subject only to the Permitted Liens. This Security Agreement will create a legal and valid security interest in the Collateral in which the Grantor later acquires rights, when the Grantor acquires those rights, subject only to the Permitted Liens.

                  (d) The Grantor's chief executive office, principal place of business, and the place where the Grantor maintains its records concerning the Collateral are presently located at the address(es) set forth on SCHEDULE I attached to this Security Agreement and incorporated herein by this reference. The Grantor shall not change such chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of business, the records concerning the Collateral from those premises without prior written notice to the Agent.

                  (e) All Collateral with respect to which a security interest may be perfected by the secured party's taking possession thereof, including, without limitation, all Chattel Paper and Instruments, is set forth on SCHEDULE II attached to this Security Agreement and incorporated herein by this reference. All action necessary or desirable to protect and perfect such security interest in each item set forth on SCHEDULE II, including, without limitation, the delivery of all originals thereof to the Agent, has been duly taken. The security interest of the Agent in the Collateral listed on SCHEDULE II is prior in right and interest to all other Liens and is enforceable as such against creditors of and purchasers from the Grantor.

                  (f) The amount represented by the Grantor to the Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of the Grantor shall at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder.

                  (g) All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned, held or in which the Grantor otherwise has any rights are listed on SCHEDULE III attached to this Security Agreement and incorporated herein by this reference. The Grantor shall amend
SCHEDULE III from time to time to reflect any additions to or deletions from this list.

                  (h) The names and addresses of all financial institutions with which the Grantor maintains its Deposit Accounts and the account numbers and account names of such Deposit Accounts are listed on SCHEDULE IV.1 attached to this Security Agreement and incorporated herein by this reference. The names and addresses of all security intermediaries with which the Grantor maintains its Securities Accounts and the account numbers and account names of such Securities Accounts are listed on SCHEDULE IV.2 attached to this Security Agreement and incorporated herein by reference. The Grantor shall amend SCHEDULES IV.1 and
IV.2 from time to time within twenty (20) Business Days after opening any additional Deposit


                                       9.

Account or Securities Account, or closing or changing the account number or account name on any existing Deposit Account or Securities Account.

         SECTION 5. COVENANTS. The Grantor covenants and agrees with the Agent that from and after the date of this Security Agreement and until the Secured Obligations have been completely and indefeasibly paid and performed in full:

                  5.1 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its best efforts to secure all consents and approvals from any and all Governmental Authorities or other Person necessary or appropriate for the assignment to the Agent of any Contract or License held by the Grantor or in which the Grantor has any rights not heretofore assigned, (b) filing any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with the Agent in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, United States Copyright Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect the Agent's interest in the Collateral (d) transferring Collateral to the Agent's possession (if a security interest in such Collateral can be perfected by possession), (e) placing the interest of the Agent as lienholder on the certificate of title (or other evidence of ownership) of any vehicle or watercraft owned by the Grantor or in or with respect to which the Grantor holds a beneficial interest, (f) as to any new Deposit Account or Securities Account to be opened by the Grantor, as applicable, executing and delivering, and causing the applicable depository institution or security intermediary to execute and deliver, a collateral control agreement with respect to each new Deposit Account or Securities Account, and (g) as to any new insurance policy to be maintained by the Grantor, to execute and deliver to the insurance company issuing such policy a Notice of Security Interest in Insurance Policy. The Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to the Agent and delivered to the Agent immediately upon the Grantor's receipt thereof.

                  5.2 MAINTENANCE OF RECORDS. The Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. All Chattel Paper shall be marked with the following legend:
"This writing and the obligations evidenced or secured hereby are subject to the security interest of QUALCOMM Incorporated, as the Agent on behalf and for the benefit of the Lenders named in a Credit Agreement dated as of ______, 1998, as the same may thereafter from time to time be amended, modified, supplemented or restated."



                                      10.

                  5.3 INDEMNIFICATION. In any suit, proceeding or action brought by the Agent or any Lender relating to any Account, Chattel Paper, Contract, General Intangible, Instrument or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument or Document, the Grantor shall save, indemnify and keep the Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Grantor, and all such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against the Agent or such Lender.

                  5.4 COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, the Grantor shall perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Documents, Instruments and Licenses and all other agreements to which it is a party or by which it is bound.

                  5.5 LIMITATION ON LIENS ON COLLATERAL. The Grantor shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except the Permitted Liens to the extent so permitted under the Credit Agreement. The Grantor shall further defend the right, title and interest of the Agent in and to any of the Grantor's rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments, Investment Property and Deposit Accounts and to the Equipment, Fixtures and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

                  5.6 LIMITATIONS ON MODIFICATIONS OF ACCOUNTS, ETC. Upon the occurrence and during the continuation of any Event of Default, the Grantor shall not, without the Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of the Grantor.

                  5.7 MAINTENANCE OF INSURANCE. The Grantor shall maintain, with financially sound and reputable companies, the insurance policies with limits and coverage provisions as required in the Credit Agreement.

                  5.8 TAXES, ASSESSMENTS, ETC. The Grantor shall pay before they become delinquent all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

                  5.9 LIMITATIONS ON DISPOSITION. The Grantor shall keep the Collateral separate and identifiable from other property located on the same premises as the Collateral, and



                                      11.

the Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

                  5.10 FURTHER IDENTIFICATION OF COLLATERAL. The Grantor shall, if so requested by the Agent, furnish to the Agent, not more than four times per year, unless an Event of Default shall have occurred and be continuing, in which case the Grantor shall furnish as often as the Agent shall request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

                  5.11 NOTICES. The Grantor shall advise the Agent promptly, in reasonable detail, of (a) any material Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral and (c) the occurrence of any other event which might have or result in a material adverse change with respect to the Collateral or the security interest created hereunder.

                  5.12 RIGHT OF INSPECTION AND AUDIT. The Grantor shall permit the Agent and the Lenders such rights of inspection and audit except as limited in the Credit Agreement. In addition, upon reasonable notice to the Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent and its agents and representatives shall also have the right during the Grantor's ordinary business hours, to enter into and upon any premises where any of the Equipment, Fixtures or Inventory is located for the purpose of conducting audits and making physical verifications of such Equipment, Fixtures and Inventory and test verifications of the Accounts in any manner and through any medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Agent may reasonably require in connection therewith.

                  5.13 MAINTENANCE OF FACILITIES. The Grantor shall maintain and protect its properties, assets and facilities, including, without limitation, its Equipment and Fixtures in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all needful and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

                  5.14 CONTINUOUS PERFECTION. The Grantor shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9402(7) of the UCC (or any other then applicable provision of the UCC) unless the Grantor shall have given the Agent prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or requested by the Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

                  5.15     COVENANTS REGARDING INTELLECTUAL PROPERTY.

                           (a) The Grantor shall notify the Agent immediately if
it knows that any application or registration relating to any Copyright, Patent or Trademark which is material



                                      12.

to the conduct of the Grantor's business may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding the Grantor's ownership or license of any Copyright, Patent or Trademark which is material to the conduct of the Grantor's business, its right to register the same, or to keep and maintain the same.

                           (b) The Grantor shall take all commercially
reasonable steps necessary to prevent any misuse, infringement, misappropriation, unauthorized use or abandonment of its Copyrights, Patents, Trademarks or other Intellectual Property, whether owned or licensed. The Grantor's efforts pursuant to this SECTION 5.15 shall include, but not be limited to: (i) establishing prudent security measures and procedures governing access to, and use of, property protected by Copyrights, Trademarks or Patents or of Intellectual Property owned or licensed by the Grantor or developed by any Person on behalf of the Grantor; (ii) establishing and maintaining in force any agreements with employees and consultants or any written terms of employment, as are customarily used in the Grantor's industry for the protection of Intellectual Property; and (iii) vigorous enforcement of the Grantor's rights in any Intellectual Property.

                           (c) In no event shall the Grantor, either itself or
through any agent, employee, licensee or designee, file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office, any Copyright with the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof unless it promptly informs the Agent and, upon request of the Agent, executes and delivers any and all agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the Agent's security interest in such Copyright, Patent or Trademark, including, with respect to Trademarks, the goodwill of the Grantor, relating thereto or represented thereby.

                           (d) The Grantor shall take all necessary action to
maintain and pursue each application (and to obtain the relevant registration) and to maintain the registration of each of the Copyrights, Patents and Trademarks which is material to the conduct of the Grantor's business, including, without limitation, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                           (e) In the event that any Copyright, Patent or
Trademark is infringed, misappropriated or diluted by a third party, the Grantor shall notify the Agent promptly after the Grantor learns thereof and shall, unless the Grantor shall reasonably determine that such Copyright, Patent or Trademark is not material to the conduct of the Grantor's business, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

         SECTION 6.        THE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

                  (a) Subject to SECTION 6(b) below, the Grantor hereby irrevocably constitutes and appoints the Agent, and any officer or agent thereof, with full power of substitution, as its


                                      13.

true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time at the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor to do the following:

                           (i) to ask, demand, collect, receive and give
acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of the Grantor in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

                           (ii) to pay or discharge any Liens, including,
without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of the Lenders and the Agent and not the Grantor; and

                           (iii) to (1) direct any person liable for any payment
under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Agent or as the Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as the Agent may deem appropriate, (7) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as the Agent shall in its sole discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

                  (b) The Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights



                                      14.

granted to the Agent on behalf of Lenders pursuant to this SECTION 6. The Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this SECTION 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

                  (c) The powers conferred on the Agent hereunder are solely to protect the Agent's and the Lender's interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.
                  (d) The Grantor also authorizes the Agent, on behalf of Lenders, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in SECTION 7, below, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (e) If the Grantor fails to perform or comply with any of its agreements contained herein and the Agent or any Lender, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorney costs, of the Agent or such Lender incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the rate of interest per annum applying to Base Rate Loans, shall be payable by the Grantor to the Agent within (3) three days of written demand and shall constitute Secured Obligations secured hereby.

         SECTION 7. RIGHTS AND REMEDIES UPON DEFAULT.

                  (a) If any Event of Default shall occur and be continuing, the Agent may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Credit Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.



                                      15.

The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. The Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Agent and the Lenders shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in SUBSECTION 7(d), below, the Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Agent of any other amount required by any provision of law, including Section 9504(1)(c) of the UCC, need the Agent account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Agent. The Grantor agrees that the Agent need not give more than ten (10) days' notice (which notification shall be deemed given in accordance with the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the net proceeds of any sale or disposition of the Collateral are insufficient to pay all of the Secured Obligations, the Grantor also being liable for the reasonable attorney costs of any attorneys employed by the Agent or any Lender to collect such deficiency.

                  (b) The Grantor also agrees to pay all reasonable fees, costs and expenses of the Agent and Lenders, including, without limitation, reasonable attorney costs, incurred in connection with the enforcement of any of its rights and remedies hereunder.

                  (c) The Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

                  (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Agent in the following order of priorities:

                           FIRST, to the Agent, Agent and the Lenders in an
                  amount sufficient to pay in full the reasonable costs of the Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Agent and Lenders in connection therewith, including, without limitation, attorney costs;

                           SECOND, to the Agent and the Lenders in an amount
                  equal to the then unpaid principal of and accrued interest and prepayment premiums, if any, on the Secured Obligations;

                           THIRD, to the Agent and the Lenders in an amount
                  equal to any other Secured Obligations which are then unpaid; and



                                      16.

                           FINALLY, upon payment in full of all of the Secured
                  Obligations, to the Grantor or its representatives or as a court of competent jurisdiction may direct.

         SECTION 8. GRANT OF LICENSE TO INTELLECTUAL PROPERTY. For the purpose of enabling the Agent to exercise its rights and remedies under SECTION 7, above, at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any Copyright, Patent or Trademark, and to exercise any rights held by the Grantor under any Intellectual Property License or sublicense, now owned or hereafter acquired by the Grantor or in which the Grantor now holds or hereafter acquires any interest, and wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

         SECTION 9. LIMITATION ON THE AGENT'S DUTY IN RESPECT OF COLLATERAL. The Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as the Grantor requests in writing, but failure of the Agent to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of the Agent to do any act not so requested shall be deemed a failure to act reasonably.

         SECTION 10. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         SECTION 11. CONSENT OF GOVERNMENTAL AUTHORITIES. Notwithstanding anything to the contrary contained herein, to the extent that the exercise of any power granted, or remedy available, to the Agent hereunder requires the prior approval of any governmental authority, then the Agent hereby agrees that it may not and shall not exercise any such right or avail itself of any such remedy, until the required consent has been obtained.

         SECTION 12.       MISCELLANEOUS.

                  12.1 NOTICES. Any notice or other communication hereunder to any party shall be addressed and delivered (and shall be deemed given) in accordance with the Credit Agreement.



                                      17.

                  12.2 SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12.3 HEADINGS. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

                  12.4     NO WAIVER; CUMULATIVE REMEDIES.

                           (a) The Agent shall not by any act, delay, omission
or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

                           (b) The rights and remedies hereunder provided are
cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

                           (c) None of the terms or provisions of this Security
Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Grantor and the Agent.

                  12.5 TIME IS OF THE ESSENCE. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.

                  12.6 TERMINATION OF THIS SECURITY AGREEMENT. Subject to
SECTION 10, above, this Security Agreement shall terminate upon the full and complete payment of the Secured Obligations and the termination of all Commitments under the Credit Agreement. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination, including all documents necessary to evidence the grant back to the Grantor of the license granted pursuant to Section 8 of this Security Agreement.

                  12.7 SUCCESSOR AND ASSIGNS. This Security Agreement and all obligations of the Grantor hereunder shall be binding upon the successors and assigns of the Grantor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent and the Lenders, any future holder of any Note and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to the Agent hereunder.

                  12.8 FURTHER INDEMNIFICATION. The Grantor agrees to pay, and to save the Agent and each Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or



                                      18.

determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

                  12.9 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

                  12.10 COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized signatory on the date first set forth above.

GRANTOR                              LEAP WIRELESS INTERNATIONAL, INC.
                                     a Delaware corporation



                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------


Accepted and acknowledged by:

ABN AMRO BANK N.V., as Agent

By:
   ----------------------------------------

Name:
     --------------------------------------

Title:
      -------------------------------------


By:
   ----------------------------------------

Name:
     --------------------------------------

Title:
      -------------------------------------




                                      19.

                                   SCHEDULE I

        LOCATION OF THE GRANTOR'S CHIEF EXECUTIVE OFFICE PRINCIPAL PLACE
                OF BUSINESS AND RECORDS PERTAINING TO COLLATERAL



                           10307 Pacific Center Court
                          San Diego, California 92121

                                   SCHEDULE II

                         LIST OF COLLATERAL DELIVERED BY
                            THE GRANTOR TO THE AGENT


- Stock certificate(s) for 449,340 Class B Common Shares of Chase Telecommunications, Inc.

- Warrant to purchase 526,973 Class B Common Shares of Chase Telecommunications, Inc.

- Promissory notes evidencing all outstanding Working Capital Loans outstanding under that certain Credit Agreement, entered into as of June 26, 1998, by and among Chase Telecommunications, Inc., as borrower, QUALCOMM Incorporated, as a Lender, any Affiliate of QUALCOMM or such other Persons as shall from time to time become Lenders thereunder, and QUALCOMM, as Collateral Agent.

- Stock certificate(s) for 10,999,900 shares of stock in Inversiones QUALCOMM Chile, S.A.

- Promissory notes evidencing all principal amounts outstanding under the "Additional Commitment" under that certain Amended and Restated Deferred Payment Agreement, by and between QUALCOMM Incorporated and Chilesat Telefonia Personal S.A., entered into as of June 24, 1998.

- Stock certificate(s) for 70 Shares of QUALCOMM Telecommunications, Ltd. (Cayman Islands).

- Stock certificate(s) for 70 Shares of QUALCOMM Telecommunications Limited (Isle of Mann).

- Promissory notes evidencing all principal amounts outstanding under that certain Loan Agreement, dated as of August 14, 1998, by and among Metrosvyaz Limited, as Borrower, QUALCOMM Incorporated, as a Lender and Collateral Agent, and any other parties thereto, to the extent such amounts relate to financing the working capital needs of Metrosvyaz Limited.

-       Stock certificate(s) for 8 Ordinary Shares of OzPhone Pty. Ltd.

-       Stock certificate(s) for 1000 Shares of QUALCOMM PCS Mexico, Inc.

- Stock certificate(s) representing 100% of the issue and outstanding shares of Cricket Communications, Inc.

- Stock certificate(s) 100% of the issue and outstanding shares of Cricket Holdings, Inc.

                                  SCHEDULE III

            PATENTS, PATENT LICENSES, TRADEMARKS, TRADEMARK LICENSES,
                COPYRIGHTS AND COPYRIGHT LICENSES OF THE GRANTOR



        None

                                  SCHEDULE IV.1

                                DEPOSIT ACCOUNTS



        None

                                  SCHEDULE IV.2

                               SECURITIES ACCOUNTS



        None

                                   EXHIBIT F

                           SECURITIES PLEDGE AGREEMENT


         THIS SECURITIES PLEDGE AGREEMENT ("Securities Pledge Agreement") dated as of August ____, 1998, is made by LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (the "Pledgor"), in favor of ABN AMRO BANK N.V., as agent on behalf and for the benefit of the Lenders party to the Credit Agreement (defined below) (the "Agent").

                                    RECITALS

         A. The Pledgor is entering into that Credit Agreement dated as of the date hereof (as the same may from time to time be amended, modified, supplemented or restated, the "Credit Agreement"), among the Pledgor as borrower, QUALCOMM and the other Persons from time to time party thereto and named as Lenders therein (the "Lenders"), and the Agent, pursuant to which the Lenders agree to make certain loans in favor of Pledgor (the "Loans") for the purposes, upon the terms and subject to the conditions set forth in the Credit Agreement.

         B. The Pledgor is the record and beneficial owner of the shares of capital stock and debt instruments shown in SCHEDULE I attached hereto, which
Schedule is incorporated herein by this reference and may be amended or supplemented pursuant to the terms of this Securities Pledge Agreement (collectively, the "Pledged Securities").

         C. The Lenders are willing to make and maintain the Loans in favor of the Pledgor on and after the Closing Date under the Credit Agreement, but only upon the condition, among others, that the Pledgor shall have executed this Securities Pledge Agreement and delivered this Securities Pledge Agreement and the Pledged Collateral (as defined below) to the Agent, on behalf and for the benefit of the Lenders, in order to secure the Secured Obligations (defined below).

         D. In order to induce, and in consideration of the agreement of the Lenders to make and maintain the Loans to the Pledgor pursuant to the Credit Agreement, the Pledgor is willing to execute this Securities Pledge Agreement and deliver this Securities Pledge Agreement and the Pledged Collateral to the Agent, on behalf and for the benefit of the Lenders, to secure the Secured Obligations.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Pledgor hereby represents, warrants, covenants and agrees as follows:

         SECTION 1. DEFINITIONS. All capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement. In addition, the following terms not otherwise defined in the Preamble or Recitals of this Securities Pledge Agreement shall have the following meanings:

         "Act" shall have the meaning set forth in SECTION 7.2(e), below.



                                       1.

         "Pledged Collateral" shall have the meaning set forth in SECTION 2(a), below.

         "Secured Obligations" shall have the meaning set forth in SECTION 2(a), below.

         SECTION 2.        PLEDGE.

                           (a) As security  for the full,  prompt and  complete
payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all Obligations (as defined in the Credit Agreement), together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable Attorney Costs, incidental to the collection of the Obligations and the enforcement or protection of the Agent's Lien in and to the collateral pledged hereunder, the Pledgor hereby pledges to the Agent, and grants to the Agent, on behalf and for the benefit of the Lenders, a security interest in all of the following (collectively, the "Pledged Collateral"), except as specifically provided in Section 6, below:


                           (i) the Pledged Securities owned or held by the
Pledgor and the certificates representing the Pledged Securities, and all dividends, cash, interest payments, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

                           (ii) all voting trust certificates held by the
Pledgor evidencing its beneficial interest in any Pledged Securities subject to any voting trust; and

                           (iii) all additional shares and voting trust
certificates from time to time acquired by the Pledgor in any manner (which additional shares shall be deemed to be part of the Pledged Securities), and the certificates representing such additional shares, and all dividends, cash, interest payments, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

         (The Obligations and all other obligations and covenants to be performed by the Pledgor under this Securities Pledge Agreement shall hereinafter from time to time be collectively referred to as the "Secured Obligations.")

                  (b) The Agent's security interest on behalf and for the benefit of the Lenders in the Pledged Collateral shall be of first priority.

                  (c) Notwithstanding anything to the contrary contained herein, the Pledgor shall be deemed not to have pledged to the Agent, or have granted to the Agent, a security interest in any Pledged Collateral to the extent such pledge, or the grant of such security interest, would violate any governmental statute, law, rule, regulation or order relating to communications licenses.

         SECTION 3. DELIVERY OF PLEDGED COLLATERAL. The Pledgor shall deliver to the Agent on the date hereof all certificates or other instruments representing or evidencing any Pledged Securities, accompanied by appropriate duly executed instruments of transfer or assignment (including, without limitation, stock powers) in blank, all in form and substance satisfactory to the Agent. Except as specifically provided in SECTION 6, below, the Pledgor shall receive all certificates, cash, instruments, and other property or proceeds from time to time received,



                                       2.

receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities in trust for the Agent and shall immediately upon receipt deliver to the Agent such certificates, cash, instruments, and other property and proceeds, together with any necessary endorsement.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants to the Agent, on behalf and for the benefit of the Lenders, as follows:

                  (a) The Pledgor is the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged to the Agent by the Pledgor under SECTION 2 of this Securities Pledge Agreement, free and clear of any Lien thereon or affecting title thereto, except for (i) the Lien created by this Securities Pledge Agreement, and (ii) the Permitted Liens.

                   (b) None of the Pledged Securities has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject with respect to which such transfer could with reasonable likelihood result in a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) or prospects of the Pledgor or any of the Pledgor's Subsidiaries.

                  (c) No consent, approval, authorization or other order of any Person and no consent or authorization of any Governmental Authority or regulatory body is required to be made or obtained by the Pledgor either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Securities Pledge Agreement or for the execution, delivery, or performance of this Securities Pledge Agreement by the Pledgor; or (ii) for the exercise by the Agent of the voting or other rights provided for in this Securities Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Securities Pledge Agreement.

                   (d) The pledge, grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Securities Pledge Agreement, will create a valid first priority Lien on and in the Pledged Collateral pledged by the Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations assuming (i) continued possession of the Pledged Securities by the Agent and (ii) that the Agent has no notice prior to or on the date of delivery of such Pledged Securities of an adverse claim within the meaning of the UCC.

                  (e) This Securities Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid, and binding obligation of the Pledgor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

         The representations and warranties contained in this Securities Pledge Agreement shall be true, accurate and complete at the time of the Pledgor's execution of this Securities Pledge Agreement, and shall continue to be true, accurate and complete until the Secured Obligations have been paid or otherwise satisfied in full.

         SECTION 5. COVENANTS OF THE PLEDGOR. The Pledgor covenants and agrees, in addition to its other obligations under the Credit Agreement and the other Credit Documents, that until the Secured Obligations have been paid and performed in full:



                                       3.

                  (a) Without the prior written consent of the Agent, the Pledgor shall not sell, assign, transfer, pledge, or otherwise encumber any of the Pledgor's rights in or to the Pledged Collateral pledged by the Pledgor or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien therein except as otherwise permitted by this Securities Pledge Agreement.

                  (b) The Pledgor shall, at the Pledgor's own expense, promptly execute, acknowledge, and deliver all such instruments and take all such action as the Agent from time to time may reasonably request in order to ensure to the Agent the benefits of the Lien in and to the Pledged Collateral intended to be created by this Securities Pledge Agreement.

                  (c) The Pledgor shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of the Agent thereon against the claim of any other Person.

                  (d) The Pledgor shall, upon obtaining any additional shares of Stock of any other Person not evidenced on SCHEDULE I attached hereto, promptly (and in any event within five (5) Business Days) deliver to the Agent all share certificates and voting trust certificates respecting such Stock of such other Person, and deliver to the Agent a Pledge Amendment duly executed by the Pledgor, substantially in the form of SCHEDULE II attached hereto, which is incorporated herein by this reference (a "Pledge Amendment"), and executed instruments of transfer or assignments (including, without limitation, stock powers) executed in blank, in respect of the additional shares of stock which are to be pledged pursuant hereto. The Pledgor hereby authorizes the Agent to attach each Pledge Amendment hereto and agrees that all shares listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Pledged Collateral.

         SECTION 6. THE PLEDGOR'S RIGHTS. So long as no Event of Default shall have occurred and be continuing:

                  (a) The Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Securities Pledge Agreement and the Credit Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Agent in respect of the Pledged Collateral (except as and to the extent expressly permitted by the Credit Agreement).

                  (b) The Pledgor shall be entitled, from time to time, to collect and receive for the Pledgor's own use, and shall not be required to pledge pursuant to SECTION 2, above, any cash dividends or cash interest payments paid in respect of the Pledged Securities, except such cash dividends or cash interest payments received after and during the continuance of an Event of Default; provided, however, that until actually paid, all rights to any such permitted cash dividends or cash interest payments shall remain subject to the Lien created by this Securities Pledge Agreement. All dividends and interest payments (other than such cash dividends and cash interest payments as are permitted to be paid to the Pledgor in accordance with this clause (b)) and all rights, property, proceeds and products received, receivable or otherwise distributed in respect of any of the Pledged Securities of the Pledgor whenever paid or made, shall be delivered to the Agent to hold as Pledged Collateral and shall, if recovered by the Pledgor, be



                                       4.

received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral.

         SECTION 7. DEFAULTS AND REMEDIES.

                  7.1 EVENTS OF DEFAULT. The occurrence of an Event of Default under or as defined in the Credit Agreement shall be an "Event of Default" hereunder.

                  7.2 REMEDIES. Upon the occurrence of an Event of Default and so long as the same shall be continuing, and in addition to the other remedies available under the Credit Agreement and the other Credit Documents:

                           (a) All or any portion of the Secured Obligations
may, at the option of the Agent and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

                           (b) The Agent (personally or through an agent) is
hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten
(10) days' prior written notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice the Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Agent were the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution (which appointment is coupled with an interest) to take all such actions permitted hereunder or otherwise permitted by law; provided, however, the Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at such location as the Agent may reasonably select, and the Agent or any one or more Lenders may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its or their own right free from any claim of the Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Agent reserves the right to reject any and all bids at such sale which it, in its sole discretion, shall deem inadequate. Except as otherwise provided herein, the Pledgor hereby waives demand of performance, notices of sale, advertisements, and the presence of the Pledged Collateral at any sale thereof. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent.

                           (c)  If, at the original time or times appointed for
the sale of the whole or any part of the Pledged Collateral, the highest bid shall be inadequate to discharge in full all the Secured Obligations if there be but one sale, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Agent, in its sole discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Agent may, on one or more occasions and in its sole discretion, postpone any of said sales by public



                                       5.

announcement at the time of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that if a sale is postponed for more than sixty (60) days, the Agent shall re-notice the Pledgor of any subsequent sale of the affected Pledged Collateral in accordance with SECTION 7.2(b), above.

                           (d) In the event of any sales hereunder, the Agent
shall, after deducting all costs or expenses of every kind (including, without limitation, reasonable attorneys' fees, costs and other legal expenses) for care, safekeeping, collection, sale, delivery, or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with the agreements and instruments governing and evidencing such Obligations, returning the surplus, if any, to the Pledgor.

                           (e) If, at any time when the Agent shall determine to
exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (the "Act"), the Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable, but subject to the other requirements of this SECTION 7, and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this SECTION 7, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

                           (f) The Pledgor agrees that a breach of any covenants
contained in this SECTION 7 with the effect of denying the Agent the realization of the practical benefits to be provided by this SECTION 7 will cause irreparable injury to the Agent and the Lenders, that in such event the Agent and the Lenders would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this SECTION 7 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

         SECTION 8. TERMINATION. Immediately following the full and complete payment, in cash of all the Secured Obligations, the Agent shall deliver to the Pledgor the Pledged Collateral



                                       6.

pledged by the Pledgor at the time subject to this Securities Pledge Agreement and all instruments of assignment executed in connection therewith, free and clear of the Lien hereof, and all of the Pledgor's obligations hereunder shall at such time terminate.

         SECTION 9. CONSENT OF GOVERNMENTAL AUTHORITIES. Notwithstanding anything to the contrary contained herein, to the extent that the exercise of any power granted, or remedy available, to the Agent hereunder requires the prior approval of any Governmental Authority, then the Agent hereby agrees that it may not and shall not exercise any such right or avail itself of any such remedy, until the required consent has been obtained.

         SECTION 10. MISCELLANEOUS.

                  10.1 ENTIRE AGREEMENT. This Securities Pledge Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

                  10.2 ASSIGNABILITY. This Securities Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Agent, and the Lenders, and their respective successors and assigns as permitted under the Credit Agreement, except that the Pledgor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent.

                  10.3 NOTICES. Any notice or other communication hereunder to any party shall be addressed and delivered (and shall be deemed given) in accordance with the Credit Agreement.

                  10.4 NO WAIVER; AMENDMENTS. No failure on the part of the Agent to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Securities Pledge Agreement may not be amended or modified except by written agreement between the Pledgor and the Agent, and no consent or waiver hereunder shall be valid unless in writing and signed by the Agent.

                  10.5 SEVERABILITY. If any provision of this Securities Pledge Agreement is held to be unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Securities Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

                  10.6 GOVERNING LAW. This Securities Pledge Agreement has been delivered to the Agent and accepted by the Agent in the State of California. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE CREDIT DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS STOCK PLEDGE AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE



                                       7.

WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.



                                       8.

         IN WITNESS WHEREOF, the Pledgor has caused this Securities Pledge Agreement to be duly executed as of the date first written above.

PLEDGOR                                 LEAP WIRELESS INTERNATIONAL, INC.,
                                        a Delaware corporation




                                        By:
                                           -------------------------------------

                                        Printed Name:
                                                     ---------------------------

                                        Title:
                                              ----------------------------------







                     SECURITIES PLEDGE AGREEMENT (Borrower)

ACCEPTED AND ACKNOWLEDGED BY:

ABN AMRO BANK N.V.,
as the Agent



By:
   -------------------------------------

Printed Name:
             ---------------------------

Title:
      ----------------------------------



By:
   -------------------------------------

Printed Name:
             ---------------------------

Title:
      ----------------------------------



                     SECURITIES PLEDGE AGREEMENT (Borrower)

                                   SCHEDULE I


         Attached to and forming a part of that certain Securities Pledge Agreement ("Securities Pledge Agreement") dated as of______, 1998, executed by LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation ("Pledgor"), in favor of ABN AMRO BANK N.V., as agent on behalf and for the benefit of the Lenders (the "Agent").


- Stock certificate(s) for 449,340 Class B Common Shares of Chase Telecommunications, Inc.

- Promissory notes evidencing all outstanding Working Capital Loans outstanding under that certain Credit Agreement, entered into as of June 26, 1998, by and among Chase Telecommunications, Inc., as borrower, QUALCOMM Incorporated, as a Lender, any Affiliate of QUALCOMM or such other Persons as shall from time to time become Lenders thereunder, and QUALCOMM, as Collateral Agent.

- Stock certificate(s) for 10,999,900 shares of stock in Inversiones QUALCOMM Chile, S.A.

- Promissory notes evidencing all principal amounts outstanding under the "Additional Commitment" under that certain Amended and Restated Deferred Payment Agreement, by and between QUALCOMM Incorporated and Chilesat Telefonia Personal S.A., entered into as of June 24, 1998.

- Stock certificate(s) for 70 Shares of QUALCOMM Telecommunications, Ltd. (Cayman Islands).

- Stock certificate(s) for 70 Shares of QUALCOMM Telecommunications Limited (Isle of Mann).

- Promissory notes evidencing all principal amounts outstanding under that certain Loan Agreement, dated as of August 14, 1998, by and among Metrosvyaz Limited, as Borrower, QUALCOMM Incorporated, as a Lender and Collateral Agent, and any other parties thereto, to the extent such amounts relate to financing the working capital needs of Metrosvyaz Limited.

-       Stock certificate(s) for 8 Ordinary Shares of OzPhone Pty. Ltd.

-       Stock certificate(s) for 1000 Shares of QUALCOMM PCS Mexico, Inc.

- Stock certificate(s) representing 100% of the issue and outstanding shares of Cricket Communications, Inc.

- Stock certificate(s) 100% of the issue and outstanding shares of Cricket Holdings, Inc.



                     SECURITIES PLEDGE AGREEMENT (Borrower)

                                   SCHEDULE II

                                PLEDGE AMENDMENT


         THIS PLEDGE AMENDMENT ("Pledge Amendment") dated ________, 19__, is delivered pursuant to Section 5(d) of that certain Securities Pledge Agreement dated as of _____, 1998 (the "Securities Pledge Agreement") executed by LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation ("Pledgor"), in favor of ABN AMRO BANK N.V., as agent on behalf and for the benefit of the Lenders (the "Agent").

         The undersigned hereby agrees that (a) this Pledge Amendment shall be attached to the Securities Pledge Agreement, (b) the Pledged Securities listed on this Pledge Amendment shall be and become a part of the Pledged Collateral and shall secure all Secured Obligations as defined in the Securities Pledge Agreement and (c) the undersigned is a Pledgor under the Securities Pledge Agreement and assumes all obligations of Pledgor thereunder.


PLEDGOR                                 LEAP WIRELESS INTERNATIONAL, INC.,
                                        a Delaware corporation



                                        By:
                                           -------------------------------------

                                        Printed Name:
                                                     ---------------------------

                                        Title:
                                              ----------------------------------


    STOCK OR NOTE ISSUER        CLASS OF STOCK OR NOTES          STOCK CERTIFICATE       NUMBER OF SHARES OR AMOUNT
                                                                  NUMBERS OR NOTE                  OF NOTE
                                                                  IDENTIFICATION
----------------------------- ----------------------------- ---------------------------- ----------------------------

----------------------------- ----------------------------- ---------------------------- ----------------------------

----------------------------- ----------------------------- ---------------------------- ----------------------------

----------------------------- ----------------------------- ---------------------------- ----------------------------

----------------------------- ----------------------------- ---------------------------- ----------------------------



                     SECURITIES PLEDGE AGREEMENT (Borrower)

                                    EXHIBIT G

                        FORM OF ASSIGNMENT AND ACCEPTANCE


         ASSIGNMENT AND ACCEPTANCE dated _____________, 199__/200__, between ________________________________ (the "Assignor") and
____________________________ (the "Assignee").

                              PRELIMINARY STATEMENT

         A. This Assignment and Acceptance is being executed and delivered in accordance with and with reference to SECTION 8.6 of the Credit Agreement dated as of _________________, 1998 (as the same may from time to time amended, modified, supplemented or restated, the "Credit Agreement"), by and among Leap Wireless International, Inc., a Delaware corporation (the "Borrower"), QUALCOMM, Incorporated ("QUALCOMM") and the other Lenders named therein (collectively, the "Lenders"), and ABN AMRO Bank N.V. as Administrative Agent (the "Administrative Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Credit Agreement.

         B. The Assignor is a Lender under and as defined in the Credit Agreement and, as such, presently has outstanding Investment Capital Loans and Working Capital Loans under its respective Investment Capital Loan Commitment and Working Capital Loan Commitment under the Credit Agreement as set forth in
SCHEDULE I attached hereto.

         C. On the terms and conditions set forth below, the Assignor desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, a __________%(1) interest (the "Assigned Percentage") in and to all of the Assignor's rights and obligations in, to and under the Credit Agreement and the other Credit Documents as of the Effective Date (as defined below).

         D. After giving effect to such assignment, the respective outstanding Investment Capital Loans and Working Capital Loans of the Assignor and the Assignee under the Credit Agreement will be as set forth in SCHEDULE II attached hereto.

         NOW THEREFORE, the Assignor and the Assignee hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee WITHOUT RECOURSE, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date.

         2. After the execution and delivery of this Assignment and Acceptance by the Assignee, the Assignor will, upon request of the Assignee, promptly provide to the Assignee copies of all Credit Documents and other documents not previously furnished to the Assignee


--------

(1) Specify percentage of ASSIGNOR'S INTEREST ONLY in total facility to accuracy of nine decimal points (for example, if Assignor has a 25% interest in the total facility and 50% of that is being assigned, then complete the blank "50%", not "12.5%").

                                       1.

that were delivered to such Assignor pursuant to the conditions precedent set forth in SECTION 3 of the Credit Agreement.

         3.       THE ASSIGNOR:

                  (a) represents and warrants that as of the date hereof the amounts of each of its Investment Capital Loan Commitment and Working Capital Loan Commitment (without giving effect to assignments thereof which have not yet become effective) are as set forth in SCHEDULE III attached hereto;

                  (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;

                  (c) makes no representations or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document furnished pursuant thereto; and

                  (d) makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any guarantor of the Obligations or the performance or observance by the Borrower or any guarantor of any of its Obligations under the Credit Agreement or any other Credit Document furnished pursuant thereto.

         4.       THE ASSIGNEE:

                  (a) represents and warrants that it is an Eligible Assignee;

                  (b) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter this Assignment and Acceptance;

                  (c) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Documents;

                  (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and

                  (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by a Lender.



                                       2.

         5. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for recording by the Administrative Agent and acceptance by the Borrower. The proposed effective date for this Assignment and Acceptance shall be [______________, 19___/200___].

         6. At or before 12:00 noon, local time of the Assignor on the proposed effective date, the Assignee shall have paid to the Assignor the purchase price agreed to by the Assignor and the Assignee by wire transfer (the "Purchase Price") and the Administrative Agent shall have recorded, and the Borrower shall have accepted, this Assignment and Acceptance (the satisfaction of the foregoing two conditions on such date being the "Effective Date"). As of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and shall be entitled to the rights and benefits of the Credit Documents and, to the extent of the percentage assigned in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, (b) the Assignor shall, to the extent of the percentage assigned in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents; provided, however, that any assignment by the Assignor of rights to indemnification under and pursuant to the Credit Documents, including, without limitation, under and pursuant to SECTION 8.14 of the Credit Agreement, shall be undivided and nonexclusive, with each of the Assignor and the Assignee being severally deemed to be beneficiaries of such indemnity rights, and (c) the amounts of the Investment Capital Loan Commitments and the Working Capital Loan Commitments for each of the Assignor and Assignee (after giving effect to the assignment pursuant to this Assignment and Acceptance) will be as set forth in
SCHEDULE IV attached hereto. The Assignor shall retain all rights and obligations applicable to it under the Credit Agreement relating to credits extended, acts or omissions made, or other matters arising, prior to the Effective Date.

         7. Upon and after the Effective Date, the Administrative Agent shall be directed to make all payments under the Credit Agreement which are payable by the Administrative Agent for the account of the appropriate Lender to the appropriate Lenders severally in proportion to their respective percentages determined after giving effect to this assignment, when payment is due. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Credit Documents for periods prior to the Effective Date directly between themselves.

         8. Each of the parties to this Assignment and Acceptance agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Acceptance.

         9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of California.



                                       3.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment and Acceptance to be executed and delivered by a duly authorized person on the date first set forth above.


                                        ASSIGNOR:

                                        [NAME OF ASSIGNOR]


                                        By:
                                           -------------------------------------

                                        Printed Name:
                                                     ---------------------------

                                        Title:
                                              ----------------------------------



                                        ASSIGNEE:

                                        [NAME OF ASSIGNEE]


                                        By:
                                           -------------------------------------

                                        Printed Name:
                                                     ---------------------------

                                        Title:
                                              ----------------------------------



                                       4.

ADMINISTRATIVE AGENT:

RECORDED this ______ day of
_____________, 199__/200__


ABN AMRO BANK N.V., as Administrative Agent

By:
   -------------------------------------

Printed Name:
             ---------------------------

Title:
      ----------------------------------


By:
   -------------------------------------

Printed Name:
             ---------------------------

Title:
      ----------------------------------






BORROWER:

ACCEPTED this _______ day of
______________, 199__/200__


LEAP WIRELESS INTERNATIONAL, INC.,
a Delaware corporation


By:
   -------------------------------------

Printed Name:
             ---------------------------

Title:
      ----------------------------------




                                       5.

                                   SCHEDULE I

                          ASSIGNOR'S OUTSTANDING LOANS
                              (PRIOR TO ASSIGNMENT)




Investment Capital Loans                                     $_______________


Working Capital Loans                                        $_______________




                                   Schedule I

                                   SCHEDULE II

                   ASSIGNOR'S AND ASSIGNEE'S OUTSTANDING LOANS
                               (AFTER ASSIGNMENT)



ASSIGNOR:                                                  OUTSTANDING LOANS
---------                                                  -----------------


Investment Capital Loans                                   $_______________


Working Capital Loans                                      $_______________




ASSIGNEE:                                                  OUTSTANDING LOANS
---------                                                  -----------------


Investment Capital Loans                                   $_______________


Working Capital Loans                                      $_______________




                                   Schedule II

                                  SCHEDULE III

                          ASSIGNOR'S COMMITMENT AMOUNTS
                              (PRIOR TO ASSIGNMENT)




Investment Capital Loan Commitment                              $_______________


Working Capital Loan Commitment                                 $_______________


                                  Schedule III

                                   SCHEDULE IV

                  ASSIGNOR'S AND ASSIGNEE'S COMMITMENT AMOUNTS
                               (AFTER ASSIGNMENT)



ASSIGNOR:                                                   REVISED COMMITMENT
---------                                                   ------------------

Investment Capital Loan Commitment                          $_______________


Working Capital Loan Commitment                             $_______________




ASSIGNEE:                                                   REVISED COMMITMENT
---------                                                   ------------------


Investment Capital Loan Commitment                          $_______________


Working Capital Loan Commitment                             $_______________



                                   Schedule IV